Filed pursuant to Rule 424(b)(3)
Registration No. 333-276714

Prospectus Supplement No. 3
(To Prospectus dated September 10, 2024)

INNVENTURE, INC.

This prospectus supplement updates, amends and supplements the prospectus dated September 10, 2024 (the “Prospectus”), which forms a part of our Registration Statement on Form S-4 (Registration No. 333-276714) and is being filed to update, amend and supplement the information included in the Prospectus with information contained in our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Shares of our common stock, par value $0.0001 per share (our “Common Stock”), are listed on The Nasdaq Stock Market, LLC under the symbol “INV.” On October 30, 2024, the closing price of our Common Stock was $10.90 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or this prospectus supplement or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 31, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

Innventure, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42303	93-4440048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida	32827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 209-6787

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

WTI Loan and Security Agreement

On October 22, 2024 (the “WTI Closing Date”), Innventure LLC entered into a Loan and Security Agreement with WTI Fund X, Inc. and WTI Fund XI, Inc. (collectively, the “WTI Lenders”), as supplemented by the Supplement (the “Supplement”) to the Loan and Security Agreement, dated October 22, 2024, by and among Innventure LLC and the WTI Lenders (the “Loan and Security Agreement”).  Further, Innventure LLC, Innventure, Inc. (the “Company”) and the WTI Lenders entered into a joinder agreement, pursuant to which the Company became a co-borrower under the Loan and Security Agreement and related loan documents (collectively, the “Loan Documents”).

The Loan and Security Agreement provides for a term loan facility in an aggregate principal amount of up to $50 million (the “WTI Facility”), of which (i) up to $20 million will be made available after the WTI Closing Date and through November 15, 2024 (the “First Tranche”); (ii) up to $15 million will be made available after November 1, 2024 and through November 30, 2024 (the “Second Tranche”); and (iii) up to $15 million will be made available after December 31, 2024 and through January 31, 2025 (the “Third Tranche”) (provided that up to $7.5 million of the Third Tranche will be made available until March 31, 2025), in each case, subject to the satisfaction of certain conditions, including, without limitation, (x) with respect to the First Tranche, available cash (after giving effect to the loans to be made under the First Tranche) of $35 million and (y) with respect to each of the Second Tranche and the Third Tranche, satisfaction of certain financial conditions and the WTI Lenders’ satisfaction with the Company’s forward-looking plan at such time.  In the event that no loans are made prior to March 31, 2025, the obligations in the Loan and Security Agreement and the Supplement that would otherwise remain in effect until payment in full shall terminate.

Borrowings under the First Tranche, the Second Tranche and the Third Tranche will accrue interest at a rate per annum equal to the greater of (i) the “prime rate” of interest, as published by The Wall Street Journal on the date that the WTI Lenders prepare the promissory notes for the borrowings under such tranche, plus 5.00% and (ii) 13.50% and will amortize, after an interest only period of 12 months in the case of the First Tranche and 6 months in the case of each of the Second Tranche and the Third Tranche, in equal monthly installments over a period of thirty months.

Obligations under the Loan Documents are secured by a lien on substantially all of the assets of Innventure LLC and the Company.

The Loan Documents contain various representations, warranties, covenants and events of default, including, without limitation, certain restrictions on the ability of Innventure LLC, the Company and their subsidiaries to incur indebtedness, grant liens, transfer assets, make investments, make dividends and other distributions and make certain payments of other indebtedness.

In connection with the Loan and Security Agreement, Innventure issued two warrants to purchase up to an aggregate total of 1,000,000 shares of Company common stock, par value $0.0001 (“Common Stock”), to WTI Fund X, LLC and WTI Fund XI, LLC (each an affiliate of the WTI Lenders), respectively (the “WTI Warrants”).  Each warrant is exercisable into one share of Common Stock at price of $0.01 per share (subject to certain limitations, adjustment and certain other rights to possible future financings in accordance with terms of the WTI Warrants) through March 31, 2025. The WTI Warrants include customary registration rights and change-of-control adjustments and may be exchanged, at each of WTI Fund X, LLC’s and WTI Fund XI, LLC’s option, for a cash amount equal to $15 million (in the aggregate), subject to adjustment to the extent a WTI Warrant is partially exercised, in lieu of exercise upon a change of control, at any time from and after the four-year anniversary of the Closing. Each of WTI Fund X, LLC and WTI Fund XI, LLC will also have the option to purchase up to $5 million (in the aggregate) or such amount as is necessary for each of WTI Fund X, LLC and WTI Fund XI, LLC to maintain its pro rata ownership in certain future financings conducted by the Company, subject to customary exclusions.

The foregoing summaries of the Loan and Security Agreement, Supplement and the WTI Warrants are qualified in their entirety by the terms and conditions of the Loan and Security Agreement, the Supplement and each of the WTI Warrants, which are included as Exhibits 10.1, 10.2, 4.1, and 4.2 respectively, to this Current Report on Form 8-K and each of which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On October 22, 2024, the Company issued the WTI Warrants as unregistered securities to each of WTI Fund X, LLC and WTI Fund XI, LLC, which warrants may be exercised for up to an aggregate of 1 million shares of Common Stock, as further described above under “WTI Loan and Security Agreement.”

The Company issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption afforded by Section 4(a)(2) thereof or Regulation D promulgated under the Securities Act.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 23, 2024, the Company issued a press release announcing that it and Innventure LLC entered into the WTI Facility with the WTI Lenders.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 701, and Exhibit 99.1 attached hereto, are furnished pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1+	Warrant to Acquire Securities of Innventure, Inc., dated October 22, 2024, issued to WTI Fund X, LLC.
4.2+	Warrant to Acquire Securities of Innventure, Inc., dated October 22, 2024, issued to WTI Fund XI, LLC.
10.1+	Loan and Security Agreement, dated October 22, 2024, by and among Innventure LLC, WTI Fund X, Inc. and WTI Fund XI, Inc.
10.2+	Supplement to the Loan and Security Agreement, dated October 22, 2024, by and among Innventure LLC, WTI Fund X, Inc. and WTI Fund XI, Inc.
99.1	Press Release, dated October 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  Innventure, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

October 23, 2024	By:	/s/ Suzanne Niemeyer
Name: Suzanne Niemeyer
Title: General Counsel

Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Date of Issuance: October 22, 2024

WARRANT TO ACQUIRE

SECURITIES OF

INNVENTURE, INC.

(Void after March 31, 2035)

This certifies that WTI FUND X, LLC, a Delaware limited liability company, or assigns (“Holder”), for value received, is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to acquire from INNVENTURE, INC., a Delaware corporation formerly known as Learn SPAC Holdco, Inc. (“Company”), the Applicable Number (hereinafter defined) of fully paid and nonassessable shares of, at Holder’s option, either (i) the common stock of Company (“Common Stock”) or (ii) any Subsequent Round Stock (hereinafter defined) of Company (the Common Stock and the Subsequent Round Stock, as applicable, are sometimes referred to herein as the “Warrant Stock”), for cash, at a purchase price equal to $0.01 per share (the “Stock Purchase Price”). Holder may also exercise this Warrant on a cashless or “net issuance” basis as described in Section 1(b) below. This Warrant is issued in connection with that certain Loan and Security Agreement and Supplement thereto, both of even date herewith (as amended, restated and supplemented from time to time, the “Loan Agreement” and the “Supplement”, respectively), among Company and Company’s subsidiary, Innventure LLC, as borrowers (“Borrowers”), and Holder’s subsidiary, WTI Fund X, Inc., as lender (“Lender”). Capitalized terms used herein and not otherwise defined in this Warrant shall have the meaning(s) ascribed to them in the Loan Agreement and the Supplement, unless the context would otherwise require. Notwithstanding anything to the contrary in this Warrant, if Lender elects to exchange this Warrant for the cash payment described in Part 2, Section 3(d) of the Supplement then this Warrant shall be null and void upon Lender’s (or Holder’s) receipt of such payment.

“Applicable Number” means the number of shares of Warrant Stock acquirable hereunder obtained by dividing (A) $7,500,000 (the “Coverage Amount”), by (B) the Exercise Price (hereinafter defined). If in any case the Applicable Number includes a fraction then the fraction shall be rounded down to the closest integral number. Company represents and warrants to Holder that the unaffiliated Innventure LLC unitholders who acquired shares of the Company’s Common Stock in the “deSPAC” transaction that occurred on or around the date of issuance of this Warrant did not receive and were not entitled to receive any options, warrants, or other convertible securities or similar consideration in connection with the “deSPAC” transaction.

“Exercise Price” means:  (i) if Holder chooses for this Warrant to be exercisable for Common Stock, $10.00 per share; provided, however, that if, as of the date which is eighteen (18) months after the date that Company’s Common Stock began trading, the VWAP (hereinafter defined) of Company’s Common Stock over the five (5) Trading Days (hereinafter defined) ending on the Trading Day immediately preceding such eighteen (18) month anniversary is less than $10.00 per share then the Exercise Price shall be reduced to such lower VWAP; or (ii) if Holder chooses for this Warrant to be exercisable for Subsequent Round Stock, the corresponding Subsequent Round Price (hereinafter defined). “VWAP” means, for Company’s Common Stock for a specified period, the dollar volume-weighted average price for such Common Stock on the Principal Market (hereinafter defined), for such period, as reported by Bloomberg through its “AQR” function, subject to appropriate adjustments for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period. “Trading Day” means any day on which the Principal Market is open for trading (regular way), including any day on which it is open for trading (regular way) for a period of time less than the customary time. “Principal Market” means the principal national securities exchange on which Company’s Common Stock is then listed or traded.

“Subsequent Round Price” means the lowest price per share paid by any Person for Company’s equity securities (as applicable, the “Subsequent Round Stock”) issued in a corresponding Subsequent Round (hereinafter defined), including for this purpose the value of all consideration given by any Person for such equity securities and specifically including any discounts afforded to any Person upon conversion of any convertible security (e.g., a promissory note or a “simple agreement for future equity” (i.e., a SAFE)) held by any such Person in connection with the corresponding Subsequent Round or otherwise. “Subsequent Round” means each and every round of equity financing after the date hereof where either (x) Company receives gross cash proceeds of at least $10,000,000 in a single transaction or series of related transactions, (y) there are punitive terms (e.g., a round of financing that effectuates a recapitalization of Company) or (z) the securities Company sells or issues have a liquidation preference, and in each case, includes (and Holder shall be entitled to receive (as calculated in relation to the Coverage Amount)) any options, warrants, or other convertible securities or similar consideration, if any, issued or delivered to any Person in connection with such Person’s acquisition of the corresponding Subsequent Round Stock. For the avoidance of doubt, Holder’s option to have this Warrant be exercisable for Subsequent Round Stock shall be a continuing option as to each and every Subsequent Round, provided that such option shall apply to the entire Warrant. Company and Holder acknowledge and agree that a Subsequent Round could include additional issuances of shares of Company’s Common Stock to investors primarily for the purpose of raising capital.

Notwithstanding anything to the contrary in the preceding paragraphs, if prior to a corresponding Subsequent Round Company consummates a Bridge Financing (hereinafter defined) then Holder may elect to surrender this Warrant to Company at any time prior to the occurrence of a Trigger Event (hereinafter defined) and receive in exchange therefor (in lieu of all rights to purchase shares of either Common Stock or Subsequent Round Stock represented by this Warrant), all of the same consideration, securities, instruments (e.g., convertible promissory notes) and rights (collectively, the “Bridge Financing Consideration”) that Holder would have received had it participated as a lender in such Bridge Financing with a loan in the notional principal amount equal to the Coverage Amount; provided, however, that (i) if Holder exercises its right set forth hereunder, Holder shall be required to enter into the same definitive documents executed by the other lenders in such Bridge Financing and (ii) if Holder exercises its right set forth hereunder, Holder shall be required to comply with the same timeline as the other lenders in such Bridge Financing. “Bridge Financing” means each and every round of debt financing effected by Company after the date hereof, whether the purpose of such financing is to bridge Company to a Subsequent Round or a Liquidity Event (as such term is defined in Section 4.3 hereof). “Trigger Event” means the occurrence of an event that will trigger the conversion or repayment of the corresponding Bridge Financing Consideration. Company agrees to provide Holder with prior written notice of the occurrence of a Trigger Event.

In the event Company sells or issues any of its securities prior to the Expiration Date in a manner that would qualify as a “Subsequent Round,” Company shall provide Holder with written notice of such sale or issuance no later than five (5) Business Days (hereinafter defined) after the date of such sale or issuance, including the price and terms of such securities (the “Subsequent Securities”). “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or governmental action to close. In the event Holder determines, in its sole and absolute discretion, that any Subsequent Securities contain terms more favorable to the holder(s) thereof than the terms set forth in this Warrant and/or the Warrant Stock acquirable hereunder, Holder may elect to exchange this Warrant for the equivalent dollar value of such Subsequent Securities; provided, however, that the failure of Company to deliver such written notice shall not affect the rights of Holder to so exchange this Warrant as set forth herein.

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As soon as reasonably practicable after the occurrence or non-occurrence of the latest event or condition necessary to determine (i) the actual number and type of shares of Warrant Stock acquirable hereunder or (ii) the Exercise Price, if applicable, Company shall deliver a supplement to this Warrant (subsequent to a request by Holder therefor), in substantially the form of Exhibit “A” attached hereto, specifying the total number and (if applicable) series of shares of Warrant Stock acquirable hereunder after giving effect to the foregoing calculations, and otherwise completed with such quantity and price terms and other information as have been determined as a result of the occurrence or non-occurrence of such events or conditions. The provisions of such supplement, once completed and executed, shall control the interpretation and exercise of this Warrant; provided, however, that the failure of Company to deliver such supplement shall not affect the rights of Holder to receive the number and type of shares of Warrant Stock as set forth herein.

Subject to Section 4.3, this Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific time) on March 31, 2035 (the “Expiration Date”), upon surrender to Company at its principal office at 6900 Tavistock Lakes Boulevard, Suite 400, Orlando, Florida 32827 (or at such other location as Company may advise Holder in writing) of this Warrant properly endorsed with the form of subscription attached hereto (the “Form of Subscription”) duly completed and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant.

This Warrant is subject to the following terms and conditions:

1.	Exercise; Issuance of Certificates; Payment for Shares; Exercise Limitations.

(a)         Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Warrant Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased. Company agrees that the shares of Warrant Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which the Form of Subscription shall have been delivered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Warrant Stock so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by Company at Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, Company shall cancel this Warrant and execute and deliver a new warrant or warrants of like tenor for the balance of the shares purchasable under this Warrant surrendered upon such purchase to Holder within a reasonable time. Each stock certificate so delivered shall be in such denominations of Warrant Stock as may be requested by Holder and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

(b)         Holder, in lieu of exercising this Warrant by the cash payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to surrender this Warrant and receive that number of shares of Common Stock computed using the following formula:

Where:	X	=	the number of shares of Warrant Stock to be issued to Holder.

Y	=	the number of shares of Warrant Stock that Holder would otherwise have been entitled to purchase hereunder pursuant to Section 1(a) (or such lesser number of shares as Holder may designate in the case of a partial exercise of this Warrant).

A	=	the Per Share Price (as defined in Section 1(c) below) of one (1) share of Warrant Stock at the time the net issuance election under this Section 1(b) is made.

B	=	the Stock Purchase Price then in effect.

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Election to exercise under this Section 1(b) may be made by delivering a signed Form of Subscription to Company via facsimile or electronic mail, to be followed by delivery of this Warrant.

(c)	For purposes of Section 1(b), “Per Share Price” means:

(i)          If the Warrant Stock is traded on a securities exchange or actively traded over-the-counter:

(1)         If the Warrant Stock is traded on a securities exchange, the Per Share Price shall be deemed to be the closing price of the Warrant Stock as quoted on any exchange, as published on Yahoo! Finance (or a successor thereto or equivalent publisher) for the trading day immediately prior to the date of Holder’s election hereunder.

(2)         If the Warrant Stock is actively traded over-the-counter, the Per Share Price shall be deemed to be the closing bid or sales price, whichever is applicable, of the Warrant Stock for the trading day immediately prior to the date of the Holder’s election hereunder.

(ii)        If (i) is not applicable, the Per Share Price shall be the price per share determined in good faith by the Board of Directors of Company (the “Board”) based on relevant facts and circumstances at the time of the net exercise under Section 1(b), including in the case of a Liquidity Event the consideration receivable by the holders of the Warrant Stock in such Liquidity Event and the liquidation preference (including any declared but unpaid dividends), if any, then applicable to the corresponding Warrant Stock.

(d)        Notwithstanding anything herein to the contrary or in the Loan Agreement or Supplement, Company shall not issue to Holder any Warrant Stock to the extent such shares after giving effect to such issuance after exercise and when added to the number of shares of Common Stock (1) issued or issuable upon exercise of the Warrant to Acquire Securities of Innventure, Inc., dated October 22, 2024, by and between Company and WTI FUND XI, LLC and (2) issued and issuable upon conversion of any shares of Series B preferred stock issued pursuant to the Investment Agreement, dated September 27, 2024, by and among Learn SPAC Holdco, Inc. and the purchasers listed on Schedule I thereto, would:

(i)         result in Holder (together with Holder’s affiliates) (a) beneficially owning in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (b) controlling in excess of 19.99% of the total voting power of Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until Company obtains stockholder approval permitting such issuances in accordance with applicable Nasdaq Stock Market rules (“Stockholder Approval”); and

(ii)        result in the aggregate number of shares of Common Stock issued exceeding 19.99% of the outstanding Common Stock as of the date immediately preceding the date hereof (the “Issuance Cap”) unless and until Company obtains Stockholder Approval.

For purposes of this Section 1(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

4

For purposes of this Section 1(d), in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the U.S. Securities and Exchange Commission (the “SEC”), (ii) a more recent public announcement by Company, or (iii) any other notice by Company or Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, Company shall within two Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.

If on any attempted exercise of this Warrant, the issuance of the shares of Warrant Stock would exceed the Maximum Aggregate Ownership Amount, the Maximum Aggregate Voting Amount or the Issuance Cap, and Company shall not have previously obtained Stockholder Approval at the time of exercise, then Company shall issue to Holder requesting exercise such number of shares of Warrant Stock as may be issued below the Maximum Aggregate Ownership Amount, Maximum Aggregate Voting Amount or the Issuance Cap, as the case may be, and, with respect to the remainder of the aggregate number of shares of Warrant Stock, this Warrant shall not be convertible until and unless Stockholder Approval has been obtained. Company agrees to seek such Stockholder Approval as soon as reasonably practicable to enable Holder to exercise this Warrant and acquire the number of shares of Warrant Stock desired by Holder.

2.           Limitation on Transfer.

(a)        This Warrant and the Warrant Stock shall not be transferable, except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and except as otherwise permitted by the federal securities laws and the rules and regulations thereunder. Each holder of this Warrant or the Warrant Stock issuable hereunder will cause any proposed transferee of the Warrant or Warrant Stock to (i) agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2 and (ii) comply with the applicable provisions of the federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing and any other provision of this Section 2, Holder may freely transfer all or part of this Warrant or the shares issuable upon exercise of this Warrant (or the securities acquirable, directly or indirectly, upon conversion of the shares, if any) at any time to any affiliate of Holder, by giving Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to Company for reissuance to the transferees(s) (and Holder, if applicable) to the extent permitted by the federal securities laws and the rules and regulations thereunder.

(b)       Each certificate representing (i) this Warrant, (ii) the Warrant Stock, (iii) shares of Company’s Common Stock issued upon conversion of the corresponding Subsequent Round Stock and (iv) any other securities issued in respect to the corresponding Subsequent Round Stock or Common Stock issued upon conversion of the corresponding Subsequent Round Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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(c)        Holder and each person to whom this Warrant is subsequently transferred represents and warrants to Company (by acceptance of such transfer) that it will not transfer this Warrant (or securities acquirable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), (iii) an opinion of counsel, reasonably satisfactory to counsel for Company, that an exemption from such registration is available, or (iv) Company otherwise satisfies itself that such transaction is exempt from registration.

(d)        Holder shall maintain a register for the recordation of the names and addresses of any Persons owning an interest in this Warrant pursuant to the terms hereof from time to time, and, in order for any transfer of this Warrant to become effective, shall amend such register to reflect any transfer otherwise properly affected pursuant to this Section 2.

3.          Shares to be Fully Paid; Reservation of Shares. Company covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Warrant Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.  Company will take all such action with commercially reasonable efforts as may be necessary to assure that such shares of Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Warrant Stock may be listed. Company will not take any action which would result in any adjustment of the Stock Purchase Price (as described in Section 4 hereof) (i) if the total number of shares of Warrant Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Warrant Stock then outstanding and all shares of Warrant Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Warrant Stock then authorized by Company’s Certificate of Incorporation, as amended and restated from time to time (the “Charter”), (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Warrant Stock together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Charter or (iii) if the par value per share of the Warrant Stock would exceed the Stock Purchase Price.

4.          Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, Holder shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

4.1         Subdivision or Combination of Warrant Stock. In case Company shall at any time subdivide its outstanding shares of Warrant Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Warrant Stock of Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

4.2        Dividends. If at any time or from time to time the holders of Warrant Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive,

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(a)         Warrant Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Warrant Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b)         any cash paid or payable, including as a cash dividend, or

(c)         Warrant Stock or other or additional stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Warrant Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, Holder shall be entitled to receive, without being required to first exercise this Warrant and without payment of any additional consideration therefor, the amount of such securities and property (including cash in the cases referred to in clauses (b) and (c) above), which shall be determined as if Holder had been the holder of record of the shares of Warrant Stock acquirable hereunder as of the date on which the other holders of Company’s Warrant Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

4.3         Automatic Exchange upon a Liquidity Event; Expiration Date.

(a)         Upon the first to occur of the consummation of a Liquidity Event and the Expiration Date (to the extent that Lender has not elected to exchange this Warrant for the cash payment described in Part 2, Section 3(d) of the Supplement), this Warrant shall be automatically exchanged for a number of shares of Company’s securities, such number of shares being equal to the maximum number of shares issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Liquidity Event or the Expiration Date, as applicable, and purchased all such shares pursuant to the cash exercise provision set forth in Section 1(a) hereof (as opposed to the cashless exercise provision set forth in Section 1(b)). Company acknowledges and agrees that Holder shall not be required to make any payment (cash or otherwise) for such shares as consideration for their issuance pursuant to the terms of the preceding sentence. “Liquidity Event” means the first to occur of:  (i) the closing of any merger or consolidation (or similar transaction) of Company into or with another entity after which the stockholders of Company immediately prior to such transaction do not hold immediately following the consummation of such transaction by virtue of their shares in Company or securities received in exchange for such shares in connection with the transaction, more than fifty percent (50%) the voting power of the surviving entity; (ii) the closing of any privatization (i.e., a take-private transaction) of Company; (iii) the closing of any sale, lease, license, transfer or other disposition of all or substantially all of the assets of Company in a single transaction or series of related transactions; (iv) the closing of any sale or transfer by Company or its stockholders of fifty percent (50%) or more of the voting power of Company in a transaction or series of related transactions; (iv) the closing of a transaction that constitutes a management buyout of the existing stockholders or the closing of a transaction that constitutes a stockholder buyout in which one or more stockholders that previously had a controlling interest in Company acquire the interests of all of the non-controlling stockholders, or (v) the closing of any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Company pursuant to the provisions of Company’s charter documents. This Warrant shall terminate upon Holder’s receipt of the number of shares of Company’s equity securities described in this Section 4.3(a). For the avoidance of doubt, Company and Holder acknowledge and agree that the consummation of the Transactions, including the Innventure Merger, shall not be deemed to be a Liquidity Event for purposes of this Warrant.

(b)        Company acknowledges and agrees that, notwithstanding anything to the contrary in the Warrant, on the Expiration Date, Holder shall have the option to exchange this Warrant for a cash payment in an amount equal to the Coverage Amount; provided, however, that Holder shall provide Company with reasonable prior written notice (or by electronic mail to the other party’s or parties’ addresses shown on the Supplement) of its intent to exercise the option set forth in this Section 4.3(b). If Holder exercises the option set forth in this Section 4.3(b) then Company shall make such payment to Holder by wire transfer on the Expiration Date, or within thirty days of the Expiration Date, pursuant to wire transfer instructions provided to Company by Holder.

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4.4        “Pay-to-Play” Exemption. In the event that the rights, preferences or privileges of the shares of Warrant Stock issuable upon the exercise of this Warrant are amended or modified, or a recapitalization, reclassification, conversion or exchange of such outstanding shares of Warrant Stock is effected in connection with an equity or debt financing transaction which occurs after the date hereof (each, as applicable, a “Pay-to-Play Transaction”), this Warrant (and the shares of Warrant Stock issuable hereunder) shall be exempt from such Pay-to-Play Transaction, and shall automatically and without any action required by Holder become exercisable for the type of securities as would have been issued or exchanged, or would have remained outstanding or been purchasable, as the case may be, in respect of the shares of Warrant Stock issuable hereunder had Holder exercised this Warrant in full prior to such event and purchased all shares pursuant to the cash exercise provision set forth in Section 1(a) hereof, and participated in the equity or debt financing to the maximum extent permitted.

          4.5        Notice of Adjustment. Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, Company shall give written notice thereof, by either (i) first class mail, postage prepaid or (ii) electronic mail, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of Company or as otherwise known by Company. The notice, which may be substantially in the form of Exhibit “A” attached hereto, shall be signed by an officer of Company and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.6         Other Notices.  If at any time:

(a)         Company shall declare any cash dividend upon its Warrant Stock;

(b)      Company shall declare any dividend upon its Warrant Stock payable in stock or make any special dividend or other distribution to the holders of its Warrant Stock;

(c)         Company shall offer for subscription pro rata to the holders of its Warrant Stock any additional shares of stock of any class or other rights;

(d)         there shall be any capital reorganization or reclassification of the capital stock of Company, or any other Liquidity Event;

(e)         there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

(f)        Company shall take or propose to take any other action, notice of which is actually provided to holders of the Warrant Stock;

then, in any one or more of said cases, Company shall give, by first class mail, postage prepaid, addressed to Holder at the address of such Holder as shown on the books of Company, (i) at least 20 days’ prior written notice of the date on which the books of Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 20 days’ written notice of the date when the same shall take place.  Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Warrant Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Warrant Stock shall be entitled to exchange their Warrant Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be. For the avoidance of doubt, any such notice, including any such “written” notice, required pursuant to this Section 4.6 or this Warrant may be provided by electronic mail to the other party’s or parties’ addresses shown on the Supplement.

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4.7       Certain Events. If any change in the outstanding Warrant Stock of Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make in good faith an adjustment in the number and class of shares acquirable under this Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.  The adjustment shall be such as will give Holder upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

5.          Issue Tax. The issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to Holder for any issue tax in respect thereof; provided, however, that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder being exercised.

6.         Closing of Books. Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.          No Voting Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company. If any dividends are due or paid at any time on the underlying securities for which this Warrant is exercisable then the securities acquirable hereunder shall be deemed to have accrued dividends and be paid identical dividends from the same time as the outstanding shares for which this Warrant is exercisable were first issued. No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Warrant Stock, and no mere enumeration herein of the rights or privileges of Holder, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of Company, whether such liability is asserted by Company or by its creditors.

8.         Tax Matters. Holder (including any assignee) shall provide an IRS Form W-9 or applicable IRS Form W-8 to Company prior to becoming party to this Warrant and from time to time upon Company’s reasonable request and at the time or times prescribed by applicable law; provided, that if Holder (including any assignee) does not provide an IRS Form W-9 or an applicable IRS Form W-8 evidencing a complete exemption from U.S. federal income tax withholding on payments to be made pursuant to this Warrant, Company may deduct and withhold from any payments to be made to such Person pursuant to this Agreement any taxes required to be deducted or withheld pursuant to applicable law. To the extent that any taxes are so deducted or withheld and remitted to the applicable taxing authority, they will be treated for all purposes of this Warrant as being paid to the Person in respect of which such deduction or withholding has been made. Company acknowledges that initial Holder provided Company with an IRS Form W-9 prior to the Closing Date and Company shall not be entitled to deduct and/or withhold from any payments to be made to initial Holder.

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9.          Registration Rights. Holder shall be entitled, with respect to the shares of Warrant Stock issued upon exercise hereof to all of the registration rights set forth in the Registration Rights Agreement, dated as of October 22, 2024 (as amended from time to time, the “Rights Agreement”), to the same extent and on the same terms and conditions as possessed by the investors thereunder with the following exceptions and clarifications: (i) Holder will have no right to make a written request under the Rights Agreement that Company file a registration statement under Form S-1 of the Securities Act; (ii) Holder will be subject to the same provisions regarding indemnification as contained in the Rights Agreement; and (iii) the registration rights are freely assignable by Holder in connection with a permitted transfer of this Warrant or the shares acquirable upon exercise hereof. Company shall take such action as may be reasonably necessary to assure that the granting of such registration rights to Holder does not violate the provisions of the Rights Agreement or any of Company’s charter documents or rights of prior grantees of registration rights.

10.         Rights and Obligations Survive Exercise of Warrant. The rights and obligations of Company, of Holder and of the holder of shares of Warrant Stock issued upon exercise of this Warrant, contained in Sections 6 and 9 shall survive the exercise of this Warrant.

11.         Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12.         Notices.  Any notice, request or other document required or permitted to be given or delivered to Holder or Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier, (ii) upon confirmation of receipt if by telecopy, (iii) upon receipt if delivered by electronic mail to the email listed below such party’s signature on the signature page to this Warrant at or before 5:00 p.m. Eastern Time on a Business Day, (iv) at 9:00 a.m. Eastern Time on the immediately succeeding Business Day if received by electronic mail at the email listed below such party’s signature on the signature page to this Warrant after 5:00 p.m. Eastern Time or on a day that is not a Business Day or (iv) three Business Days after deposit in the US mail, with postage prepaid and certified or registered, to each such Holder at its address as shown on the books of Company or to Company at the address indicated therefor in the opening paragraphs of this Warrant.

13.        Survival of Certain Obligations. All of the rights and obligations of Company relating to the Warrant Stock acquirable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of Company shall inure to the benefit of the successors and permitted assigns of Holder. Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of Holder but at Company’s expense, acknowledge in writing its continuing obligation to Holder in respect of any rights (including, without limitation, any right to registration of the shares of Warrant Stock) to which Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of Holder to make any such request shall not affect the continuing obligation of Company to Holder in respect of such rights.

14.        Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to the principles of conflicts of law thereof..

15.       Lost Warrants or Stock Certificates. Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16.        Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant.  Company shall, in lieu of issuing any fractional share, at its election either pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price or round up to the next whole share.

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17.         Representations of Holder. With respect to this Warrant, Holder represents and warrants to Company as follows:

17.1     Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning Company, its business and services, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic and financial risk of that investment.

17.2       Investment.  It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that this Warrant and the shares of Warrant Stock issuable upon the exercise hereof have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3      Rule 144. It acknowledges that this Warrant and the Warrant Stock acquirable hereunder must be held indefinitely, unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

17.4     Access to Data. It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

17.5       Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

18.         Additional Representations and Covenants of Company. Company hereby represents, warrants and agrees as follows:

18.1       Due Organization. Company is a company duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

18.2      Authorization, Validity and Enforceability. The execution, delivery and performance of the Warrant are within Company’s powers, have been duly authorized, and are not in conflict with the Charter or Company’s Bylaws. The Warrant constitutes a valid and binding obligation of Company, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

18.3       Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 17 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Warrant Stock upon exercise of this Warrant will be, exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.4       No Conflict. The execution, delivery, and performance by Company of this Warrant is not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Company is a party or by which Company may be bound or affected except, in each case, to the extent any such conflict would not reasonably be expected to have a Material Adverse Effect

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18.5       Charter and Bylaws. Company has provided Holder with true and complete copies of its Charter and Bylaws, and each other charter document setting forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

18.6       Intentionally Omitted.

18.7      Financial and Other Reports. From time to time up to the earlier of: (a) the consummation of a Liquidity Event; (b) the Expiration Date (to the extent that Lender has not elected to exchange this Warrant for the cash payment described in Part 2, Section 3(d) of the Supplement) and (c) such date as Holder’s auditors no longer require such information, Company shall furnish to Holder (i) within 180 days after the close of each fiscal year of Company, an audited balance sheet and cash flow statement at and as of the end of such fiscal year, together with an audited statement of income for such fiscal year; provided that if Company’s Board of Directors does not require Company’s financial statements to be audited for a particular fiscal year, then Company shall deliver such financial statements to Holder unaudited, and (ii) within 45 days after the close of each fiscal quarter of Company, an unaudited balance sheet, income statement and cash flow statement, each at and as of the end of such quarter, together with an up-to-date summary capitalization table, provided that such capitalization table shall be provided to Holder only if Company’s securities are not publicly traded; and (iii) promptly after the closing of each equity financing and convertible debt financing consummated by Company after the date this Warrant has been issued, a copy of the term sheet for such financing (if any), a post-closing, summary capitalization table and other information relating to the then-current valuation of Company. In addition, Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s valuation of Company and Holder’s compliance (as determined by Holder in its reasonable discretion) with regulatory, accounting and reporting requirements applicable to Holder; provided, however, that in no event shall Company be obligated to (i) provide Holder with information that is not in Company’s possession or (ii) take any action with a third party or otherwise engage a third party in connection with such request. Notwithstanding the foregoing, Company shall not be required to furnish to Holder the financial information described in this Section 18.7 in the event such financial information has been previously delivered to Lender pursuant to the Loan Agreement. Further notwithstanding anything in this Section 18.7 to the contrary, if in connection with a Liquidity Event Holder receives securities of a privately held company then the rights described in this Section 18.7 shall be deemed to continue to apply to such company in order to enable Holder to comply with regulatory, accounting and reporting requirements applicable to Holder. Further notwithstanding anything in this Section 18.7 or this Warrant to the contrary, Company shall not be required to provide information in respect of which disclosure is prohibited by law, which is subject to attorney-client or similar privilege or constitutes attorney work-product, in respect of which Company owes confidentiality obligations to any third party, which constitutes non-financial trade secrets or non-financial proprietary information or which has been previously made publicly available as part of Company’s filings with the SEC.

19.         Right to Purchase Securities in Future Financings. In connection with any equity or convertible debt securities that Company may from time to time propose to offer or sell after the date of issuance of this Warrant (“Future Financings”), Company hereby grants to Holder the right to invest up to the greater of (i) $3,750,000 and (ii) such amount of cash as is required to enable Holder to purchase that number of any equity or convertible debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the securities of Company (on a fully diluted, as exercised basis) as Holder owned and/or had the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering. Holder shall not have any obligation to purchase Company’s securities in any such Future Financings. In the event Holder exercises its purchase right set forth hereunder, Holder shall not have any obligation to purchase such securities, except pursuant to those definitive purchase documents executed by other purchasers in connection with the applicable offering. For avoidance of doubt, the right granted herein shall apply to all future sales of Company’s equity and convertible debt securities consummated by Company after the date hereof until the Expiration Date. The right to purchase securities in future sales by Company thereof described in this Section 19 shall survive the payment and satisfaction of all of Company’s Obligations to Lender until the Expiration Date, notwithstanding anything to the contrary set forth in any other Loan Document executed or delivered by Company or Lender after the date hereof. Holder shall be entitled to apportion the rights hereby granted to it among itself and any affiliate of Holder in such proportions as Holder deems appropriate. For the further avoidance of doubt, (i) if the amount raised in any Future Financing is less than $5,000,000, then the Holder’s right to invest in such Future Financing shall be limited to such amount of cash as is required to enable Holder to purchase that number of any equity or convertible debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the securities of Company (on a fully diluted, as exercised basis) as Holder owned and/or had the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering; (ii) if Holder exercises its purchase right set forth hereunder, Holder shall be required to enter into the same definitive purchase documents executed by other purchasers in connection with the applicable offering; and (iii) if Holder exercises its purchase right set forth hereunder, Holder shall be required to comply with the same timeline as the other purchasers in connection with the applicable offering.

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20.        Market Stand-Off. Holder may not Transfer (hereinafter defined) this Warrant or the Warrant Stock until the end of the period beginning on the date of the closing of the Transactions, including the Innventure Merger and ending on the date of the opening of the first trading window at least 180 days after the closing date of the Transactions (the “Lock-up Period”), provided such Transfer restriction shall be applicable to Holder so long as all of Company’s other stockholders are subject to the same restriction. As used in this Section 20, “Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, gift, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in the foregoing clause (i) or (ii).

21.        Investment Unit. The parties acknowledge and agree that this Warrant and the loans issued pursuant to the Loan Agreement and Supplement are intended to constitute an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended.

[Remainder of this page intentionally left blank; signature page follows]

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[Signature Page to Warrant]

IN WITNESS WHEREOF, each of the parties has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the date of issuance set forth on the first page hereof.

COMPANY:

INNVENTURE, INC.

By:	/s/ Suzanne Niemeyer
Name: Suzanne Niemeyer
Title: General Counsel

ACKNOWLEDGED AND AGREED:

HOLDER:

WTI FUND X, LLC

By:	WTI Fund X GP, LLC
Its:	Managing Member

By:	Westech Investment Advisors LLC
Its:	Managing Member

By:	/s/ David Wanek
Name: David Wanek
Title: President and CEO

With a copy which shall constitute notice to:

Fox Rothschild
345 California Street
Suite 2200
San Francisco, CA 94104
Email: jklugman@foxrothschild.com and TPaikedayLeDuc@foxrothschild.com

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

☐
The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) See Below ________________ (_____) shares (the “Shares”) of Warrant Stock of __________ and herewith makes payment of _____________ Dollars ($________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _________, whose address is ___________.

☐	The undersigned hereby elects to convert ______ percent (__%) of the value of the Warrant pursuant to the provisions of Section 1(b) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of this Warrant and by its signature below hereby makes such representations and warranties to Company.

Dated

Holder:

By:

Its:

(Address)

(1)
Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Warrant Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be acquirable upon exercise.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Warrant Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated

Holder:

By:

Its:

Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Date of Issuance: October 22, 2024

WARRANT TO ACQUIRE

SECURITIES OF

INNVENTURE, INC.

(Void after March 31, 2035)

This certifies that WTI FUND XI, LLC, a Delaware limited liability company, or assigns (“Holder”), for value received, is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to acquire from INNVENTURE, INC., a Delaware corporation formerly known as Learn SPAC Holdco, Inc. (“Company”), the Applicable Number (hereinafter defined) of fully paid and nonassessable shares of, at Holder’s option, either (i) the common stock of Company (“Common Stock”) or (ii) any Subsequent Round Stock (hereinafter defined) of Company (the Common Stock and the Subsequent Round Stock, as applicable, are sometimes referred to herein as the “Warrant Stock”), for cash, at a purchase price equal to $0.01 per share (the “Stock Purchase Price”). Holder may also exercise this Warrant on a cashless or “net issuance” basis as described in Section 1(b) below. This Warrant is issued in connection with that certain Loan and Security Agreement and Supplement thereto, both of even date herewith (as amended, restated and supplemented from time to time, the “Loan Agreement” and the “Supplement”, respectively), among Company and Company’s subsidiary, Innventure LLC, as borrowers (“Borrowers”), and Holder’s subsidiary, WTI Fund XI, Inc., as lender (“Lender”). Capitalized terms used herein and not otherwise defined in this Warrant shall have the meaning(s) ascribed to them in the Loan Agreement and the Supplement, unless the context would otherwise require. Notwithstanding anything to the contrary in this Warrant, if Lender elects to exchange this Warrant for the cash payment described in Part 2, Section 3(d) of the Supplement then this Warrant shall be null and void upon Lender’s (or Holder’s) receipt of such payment.

“Applicable Number” means the number of shares of Warrant Stock acquirable hereunder obtained by dividing (A) $2,500,000 (the “Coverage Amount”), by (B) the Exercise Price (hereinafter defined). If in any case the Applicable Number includes a fraction then the fraction shall be rounded down to the closest integral number. Company represents and warrants to Holder that the unaffiliated Innventure LLC unitholders who acquired shares of the Company’s Common Stock in the “deSPAC” transaction that occurred on or around the date of issuance of this Warrant did not receive and were not entitled to receive any options, warrants, or other convertible securities or similar consideration in connection with the “deSPAC” transaction.

“Exercise Price” means:  (i) if Holder chooses for this Warrant to be exercisable for Common Stock, $10.00 per share; provided, however, that if, as of the date which is eighteen (18) months after the date that Company’s Common Stock began trading, the VWAP (hereinafter defined) of Company’s Common Stock over the five (5) Trading Days (hereinafter defined) ending on the Trading Day immediately preceding such eighteen (18) month anniversary is less than $10.00 per share then the Exercise Price shall be reduced to such lower VWAP; or (ii) if Holder chooses for this Warrant to be exercisable for Subsequent Round Stock, the corresponding Subsequent Round Price (hereinafter defined). “VWAP” means, for Company’s Common Stock for a specified period, the dollar volume-weighted average price for such Common Stock on the Principal Market (hereinafter defined), for such period, as reported by Bloomberg through its “AQR” function, subject to appropriate adjustments for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period. “Trading Day” means any day on which the Principal Market is open for trading (regular way), including any day on which it is open for trading (regular way) for a period of time less than the customary time. “Principal Market” means the principal national securities exchange on which Company’s Common Stock is then listed or traded.

“Subsequent Round Price” means the lowest price per share paid by any Person for Company’s equity securities (as applicable, the “Subsequent Round Stock”) issued in a corresponding Subsequent Round (hereinafter defined), including for this purpose the value of all consideration given by any Person for such equity securities and specifically including any discounts afforded to any Person upon conversion of any convertible security (e.g., a promissory note or a “simple agreement for future equity” (i.e., a SAFE)) held by any such Person in connection with the corresponding Subsequent Round or otherwise. “Subsequent Round” means each and every round of equity financing after the date hereof where either (x) Company receives gross cash proceeds of at least $10,000,000 in a single transaction or series of related transactions, (y) there are punitive terms (e.g., a round of financing that effectuates a recapitalization of Company) or (z) the securities Company sells or issues have a liquidation preference, and in each case, includes (and Holder shall be entitled to receive (as calculated in relation to the Coverage Amount)) any options, warrants, or other convertible securities or similar consideration, if any, issued or delivered to any Person in connection with such Person’s acquisition of the corresponding Subsequent Round Stock. For the avoidance of doubt, Holder’s option to have this Warrant be exercisable for Subsequent Round Stock shall be a continuing option as to each and every Subsequent Round, provided that such option shall apply to the entire Warrant. Company and Holder acknowledge and agree that a Subsequent Round could include additional issuances of shares of Company’s Common Stock to investors primarily for the purpose of raising capital.

Notwithstanding anything to the contrary in the preceding paragraphs, if prior to a corresponding Subsequent Round Company consummates a Bridge Financing (hereinafter defined) then Holder may elect to surrender this Warrant to Company at any time prior to the occurrence of a Trigger Event (hereinafter defined) and receive in exchange therefor (in lieu of all rights to purchase shares of either Common Stock or Subsequent Round Stock represented by this Warrant), all of the same consideration, securities, instruments (e.g., convertible promissory notes) and rights (collectively, the “Bridge Financing Consideration”) that Holder would have received had it participated as a lender in such Bridge Financing with a loan in the notional principal amount equal to the Coverage Amount; provided, however, that (i) if Holder exercises its right set forth hereunder, Holder shall be required to enter into the same definitive documents executed by the other lenders in such Bridge Financing and (ii) if Holder exercises its right set forth hereunder, Holder shall be required to comply with the same timeline as the other lenders in such Bridge Financing. “Bridge Financing” means each and every round of debt financing effected by Company after the date hereof, whether the purpose of such financing is to bridge Company to a Subsequent Round or a Liquidity Event (as such term is defined in Section 4.3 hereof). “Trigger Event” means the occurrence of an event that will trigger the conversion or repayment of the corresponding Bridge Financing Consideration. Company agrees to provide Holder with prior written notice of the occurrence of a Trigger Event.

In the event Company sells or issues any of its securities prior to the Expiration Date in a manner that would qualify as a “Subsequent Round,” Company shall provide Holder with written notice of such sale or issuance no later than five (5) Business Days (hereinafter defined) after the date of such sale or issuance, including the price and terms of such securities (the “Subsequent Securities”). “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or governmental action to close. In the event Holder determines, in its sole and absolute discretion, that any Subsequent Securities contain terms more favorable to the holder(s) thereof than the terms set forth in this Warrant and/or the Warrant Stock acquirable hereunder, Holder may elect to exchange this Warrant for the equivalent dollar value of such Subsequent Securities; provided, however, that the failure of Company to deliver such written notice shall not affect the rights of Holder to so exchange this Warrant as set forth herein.

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As soon as reasonably practicable after the occurrence or non-occurrence of the latest event or condition necessary to determine (i) the actual number and type of shares of Warrant Stock acquirable hereunder or (ii) the Exercise Price, if applicable, Company shall deliver a supplement to this Warrant (subsequent to a request by Holder therefor), in substantially the form of Exhibit “A” attached hereto, specifying the total number and (if applicable) series of shares of Warrant Stock acquirable hereunder after giving effect to the foregoing calculations, and otherwise completed with such quantity and price terms and other information as have been determined as a result of the occurrence or non-occurrence of such events or conditions. The provisions of such supplement, once completed and executed, shall control the interpretation and exercise of this Warrant; provided, however, that the failure of Company to deliver such supplement shall not affect the rights of Holder to receive the number and type of shares of Warrant Stock as set forth herein.

Subject to Section 4.3, this Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific time) on March 31, 2035 (the “Expiration Date”), upon surrender to Company at its principal office at 6900 Tavistock Lakes Boulevard, Suite 400, Orlando, Florida 32827 (or at such other location as Company may advise Holder in writing) of this Warrant properly endorsed with the form of subscription attached hereto (the “Form of Subscription”) duly completed and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant.

This Warrant is subject to the following terms and conditions:

               1.          Exercise; Issuance of Certificates; Payment for Shares; Exercise Limitations.

(a)          Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Warrant Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased. Company agrees that the shares of Warrant Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which the Form of Subscription shall have been delivered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Warrant Stock so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by Company at Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, Company shall cancel this Warrant and execute and deliver a new warrant or warrants of like tenor for the balance of the shares purchasable under this Warrant surrendered upon such purchase to Holder within a reasonable time. Each stock certificate so delivered shall be in such denominations of Warrant Stock as may be requested by Holder and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

(b)          Holder, in lieu of exercising this Warrant by the cash payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to surrender this Warrant and receive that number of shares of Common Stock computed using the following formula:

Where:	X	=	the number of shares of Warrant Stock to be issued to Holder.

Y	=	the number of shares of Warrant Stock that Holder would otherwise have been entitled to purchase hereunder pursuant to Section 1(a) (or such lesser number of shares as Holder may designate in the case of a partial exercise of this Warrant).

A	=	the Per Share Price (as defined in Section 1(c) below) of one (1) share of Warrant Stock at the time the net issuance election under this Section 1(b) is made.

B	=	the Stock Purchase Price then in effect.

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Election to exercise under this Section 1(b) may be made by delivering a signed Form of Subscription to Company via facsimile or electronic mail, to be followed by delivery of this Warrant.

(c)          For purposes of Section 1(b), “Per Share Price” means:

(i)          If the Warrant Stock is traded on a securities exchange or actively traded over-the-counter:

(1)          If the Warrant Stock is traded on a securities exchange, the Per Share Price shall be deemed to be the closing price of the Warrant Stock as quoted on any exchange, as published on Yahoo! Finance (or a successor thereto or equivalent publisher) for the trading day immediately prior to the date of Holder’s election hereunder.

(2)          If the Warrant Stock is actively traded over-the-counter, the Per Share Price shall be deemed to be the closing bid or sales price, whichever is applicable, of the Warrant Stock for the trading day immediately prior to the date of the Holder’s election hereunder.

(ii)          If (i) is not applicable, the Per Share Price shall be the price per share determined in good faith by the Board of Directors of Company (the “Board”) based on relevant facts and circumstances at the time of the net exercise under Section 1(b), including in the case of a Liquidity Event the consideration receivable by the holders of the Warrant Stock in such Liquidity Event and the liquidation preference (including any declared but unpaid dividends), if any, then applicable to the corresponding Warrant Stock.

(d)          Notwithstanding anything herein to the contrary or in the Loan Agreement or Supplement, Company shall not issue to Holder any Warrant Stock to the extent such shares after giving effect to such issuance after exercise and when added to the number of shares of Common Stock (1) issued or issuable upon exercise of the Warrant to Acquire Securities of Innventure, Inc., dated October 22, 2024, by and between Company and WTI FUND X, LLC and (2) issued and issuable upon conversion of any shares of Series B preferred stock issued pursuant to the Investment Agreement, dated September 27, 2024, by and among Learn SPAC Holdco, Inc. and the purchasers listed on Schedule I thereto, would:

(i)        result in Holder (together with Holder’s affiliates) (a) beneficially owning in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (b) controlling in excess of 19.99% of the total voting power of Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until Company obtains stockholder approval permitting such issuances in accordance with applicable Nasdaq Stock Market rules (“Stockholder Approval”); and

(ii)        result in the aggregate number of shares of Common Stock issued exceeding 19.99% of the outstanding Common Stock as of the date immediately preceding the date hereof (the “Issuance Cap”) unless and until Company obtains Stockholder Approval.

For purposes of this Section 1(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

For purposes of this Section 1(d), in determining the number of outstanding shares of Common Stock, Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the U.S. Securities and Exchange Commission (the “SEC”), (ii) a more recent public announcement by Company, or (iii) any other notice by Company or Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, Company shall within two Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.

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If on any attempted exercise of this Warrant, the issuance of the shares of Warrant Stock would exceed the Maximum Aggregate Ownership Amount, the Maximum Aggregate Voting Amount or the Issuance Cap, and Company shall not have previously obtained Stockholder Approval at the time of exercise, then Company shall issue to Holder requesting exercise such number of shares of Warrant Stock as may be issued below the Maximum Aggregate Ownership Amount, Maximum Aggregate Voting Amount or the Issuance Cap, as the case may be, and, with respect to the remainder of the aggregate number of shares of Warrant Stock, this Warrant shall not be convertible until and unless Stockholder Approval has been obtained. Company agrees to seek such Stockholder Approval as soon as reasonably practicable to enable Holder to exercise this Warrant and acquire the number of shares of Warrant Stock desired by Holder.

2.            Limitation on Transfer.

(a)          This Warrant and the Warrant Stock shall not be transferable, except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and except as otherwise permitted by the federal securities laws and the rules and regulations thereunder. Each holder of this Warrant or the Warrant Stock issuable hereunder will cause any proposed transferee of the Warrant or Warrant Stock to (i) agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2 and (ii) comply with the applicable provisions of the federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing and any other provision of this Section 2, Holder may freely transfer all or part of this Warrant or the shares issuable upon exercise of this Warrant (or the securities acquirable, directly or indirectly, upon conversion of the shares, if any) at any time to any affiliate of Holder, by giving Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to Company for reissuance to the transferees(s) (and Holder, if applicable) to the extent permitted by the federal securities laws and the rules and regulations thereunder.

(b)          Each certificate representing (i) this Warrant, (ii) the Warrant Stock, (iii) shares of Company’s Common Stock issued upon conversion of the corresponding Subsequent Round Stock and (iv) any other securities issued in respect to the corresponding Subsequent Round Stock or Common Stock issued upon conversion of the corresponding Subsequent Round Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c)          Holder and each person to whom this Warrant is subsequently transferred represents and warrants to Company (by acceptance of such transfer) that it will not transfer this Warrant (or securities acquirable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), (iii) an opinion of counsel, reasonably satisfactory to counsel for Company, that an exemption from such registration is available, or (iv) Company otherwise satisfies itself that such transaction is exempt from registration.

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(d)         Holder shall maintain a register for the recordation of the names and addresses of any Persons owning an interest in this Warrant pursuant to the terms hereof from time to time, and, in order for any transfer of this Warrant to become effective, shall amend such register to reflect any transfer otherwise properly affected pursuant to this Section 2.

3.          Shares to be Fully Paid; Reservation of Shares. Company covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Warrant Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.  Company will take all such action with commercially reasonable efforts as may be necessary to assure that such shares of Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Warrant Stock may be listed. Company will not take any action which would result in any adjustment of the Stock Purchase Price (as described in Section 4 hereof) (i) if the total number of shares of Warrant Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Warrant Stock then outstanding and all shares of Warrant Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Warrant Stock then authorized by Company’s Certificate of Incorporation, as amended and restated from time to time (the “Charter”), (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Warrant Stock together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Charter or (iii) if the par value per share of the Warrant Stock would exceed the Stock Purchase Price.

4.           Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, Holder shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

4.1          Subdivision or Combination of Warrant Stock. In case Company shall at any time subdivide its outstanding shares of Warrant Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Warrant Stock of Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

4.2         Dividends. If at any time or from time to time the holders of Warrant Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive,

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(a)        Warrant Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Warrant Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b)        any cash paid or payable, including as a cash dividend, or

(c)        Warrant Stock or other or additional stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Warrant Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, Holder shall be entitled to receive, without being required to first exercise this Warrant and without payment of any additional consideration therefor, the amount of such securities and property (including cash in the cases referred to in clauses (b) and (c) above), which shall be determined as if Holder had been the holder of record of the shares of Warrant Stock acquirable hereunder as of the date on which the other holders of Company’s Warrant Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

4.3          Automatic Exchange upon a Liquidity Event; Expiration Date.

(a)        Upon the first to occur of the consummation of a Liquidity Event and the Expiration Date (to the extent that Lender has not elected to exchange this Warrant for the cash payment described in Part 2, Section 3(d) of the Supplement), this Warrant shall be automatically exchanged for a number of shares of Company’s securities, such number of shares being equal to the maximum number of shares issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Liquidity Event or the Expiration Date, as applicable, and purchased all such shares pursuant to the cash exercise provision set forth in Section 1(a) hereof (as opposed to the cashless exercise provision set forth in Section 1(b)). Company acknowledges and agrees that Holder shall not be required to make any payment (cash or otherwise) for such shares as consideration for their issuance pursuant to the terms of the preceding sentence. “Liquidity Event” means the first to occur of:  (i) the closing of any merger or consolidation (or similar transaction) of Company into or with another entity after which the stockholders of Company immediately prior to such transaction do not hold immediately following the consummation of such transaction by virtue of their shares in Company or securities received in exchange for such shares in connection with the transaction, more than fifty percent (50%) the voting power of the surviving entity; (ii) the closing of any privatization (i.e., a take-private transaction) of Company; (iii) the closing of any sale, lease, license, transfer or other disposition of all or substantially all of the assets of Company in a single transaction or series of related transactions; (iv) the closing of any sale or transfer by Company or its stockholders of fifty percent (50%) or more of the voting power of Company in a transaction or series of related transactions; (iv) the closing of a transaction that constitutes a management buyout of the existing stockholders or the closing of a transaction that constitutes a stockholder buyout in which one or more stockholders that previously had a controlling interest in Company acquire the interests of all of the non-controlling stockholders, or (v) the closing of any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Company pursuant to the provisions of Company’s charter documents. This Warrant shall terminate upon Holder’s receipt of the number of shares of Company’s equity securities described in this Section 4.3(a). For the avoidance of doubt, Company and Holder acknowledge and agree that the consummation of the Transactions, including the Innventure Merger, shall not be deemed to be a Liquidity Event for purposes of this Warrant.

(b)       Company acknowledges and agrees that, notwithstanding anything to the contrary in the Warrant, on the Expiration Date, Holder shall have the option to exchange this Warrant for a cash payment in an amount equal to the Coverage Amount; provided, however, that Holder shall provide Company with reasonable prior written notice (or by electronic mail to the other party’s or parties’ addresses shown on the Supplement) of its intent to exercise the option set forth in this Section 4.3(b). If Holder exercises the option set forth in this Section 4.3(b) then Company shall make such payment to Holder by wire transfer on the Expiration Date, or within thirty days of the Expiration Date, pursuant to wire transfer instructions provided to Company by Holder.

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4.4        “Pay-to-Play” Exemption. In the event that the rights, preferences or privileges of the shares of Warrant Stock issuable upon the exercise of this Warrant are amended or modified, or a recapitalization, reclassification, conversion or exchange of such outstanding shares of Warrant Stock is effected in connection with an equity or debt financing transaction which occurs after the date hereof (each, as applicable, a “Pay-to-Play Transaction”), this Warrant (and the shares of Warrant Stock issuable hereunder) shall be exempt from such Pay-to-Play Transaction, and shall automatically and without any action required by Holder become exercisable for the type of securities as would have been issued or exchanged, or would have remained outstanding or been purchasable, as the case may be, in respect of the shares of Warrant Stock issuable hereunder had Holder exercised this Warrant in full prior to such event and purchased all shares pursuant to the cash exercise provision set forth in Section 1(a) hereof, and participated in the equity or debt financing to the maximum extent permitted.

4.5         Notice of Adjustment. Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, Company shall give written notice thereof, by either (i) first class mail, postage prepaid or (ii) electronic mail, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of Company or as otherwise known by Company. The notice, which may be substantially in the form of Exhibit “A” attached hereto, shall be signed by an officer of Company and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.6          Other Notices.  If at any time:

(a)         Company shall declare any cash dividend upon its Warrant Stock;

(b)        Company shall declare any dividend upon its Warrant Stock payable in stock or make any special dividend or other distribution to the holders of its Warrant Stock;

(c)         Company shall offer for subscription pro rata to the holders of its Warrant Stock any additional shares of stock of any class or other rights;

(d)         there shall be any capital reorganization or reclassification of the capital stock of Company, or any other Liquidity Event;

(e)         there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

(f)         Company shall take or propose to take any other action, notice of which is actually provided to holders of the Warrant Stock;

then, in any one or more of said cases, Company shall give, by first class mail, postage prepaid, addressed to Holder at the address of such Holder as shown on the books of Company, (i) at least 20 days’ prior written notice of the date on which the books of Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 20 days’ written notice of the date when the same shall take place.  Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Warrant Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Warrant Stock shall be entitled to exchange their Warrant Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be. For the avoidance of doubt, any such notice, including any such “written” notice, required pursuant to this Section 4.6 or this Warrant may be provided by electronic mail to the other party’s or parties’ addresses shown on the Supplement.

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4.7          Certain Events. If any change in the outstanding Warrant Stock of Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make in good faith an adjustment in the number and class of shares acquirable under this Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.  The adjustment shall be such as will give Holder upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

5.           Issue Tax. The issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to Holder for any issue tax in respect thereof; provided, however, that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder being exercised.

6.           Closing of Books. Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.          No Voting Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company. If any dividends are due or paid at any time on the underlying securities for which this Warrant is exercisable then the securities acquirable hereunder shall be deemed to have accrued dividends and be paid identical dividends from the same time as the outstanding shares for which this Warrant is exercisable were first issued. No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Warrant Stock, and no mere enumeration herein of the rights or privileges of Holder, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of Company, whether such liability is asserted by Company or by its creditors.

8.          Tax Matters. Holder (including any assignee) shall provide an IRS Form W-9 or applicable IRS Form W-8 to Company prior to becoming party to this Warrant and from time to time upon Company’s reasonable request and at the time or times prescribed by applicable law; provided, that if Holder (including any assignee) does not provide an IRS Form W-9 or an applicable IRS Form W-8 evidencing a complete exemption from U.S. federal income tax withholding on payments to be made pursuant to this Warrant, Company may deduct and withhold from any payments to be made to such Person pursuant to this Agreement any taxes required to be deducted or withheld pursuant to applicable law. To the extent that any taxes are so deducted or withheld and remitted to the applicable taxing authority, they will be treated for all purposes of this Warrant as being paid to the Person in respect of which such deduction or withholding has been made. Company acknowledges that initial Holder provided Company with an IRS Form W-9 prior to the Closing Date and Company shall not be entitled to deduct and/or withhold from any payments to be made to initial Holder.

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9.          Registration Rights. Holder shall be entitled, with respect to the shares of Warrant Stock issued upon exercise hereof to all of the registration rights set forth in the Registration Rights Agreement, dated as of October 22, 2024 (as amended from time to time, the “Rights Agreement”), to the same extent and on the same terms and conditions as possessed by the investors thereunder with the following exceptions and clarifications: (i) Holder will have no right to make a written request under the Rights Agreement that Company file a registration statement under Form S-1 of the Securities Act; (ii) Holder will be subject to the same provisions regarding indemnification as contained in the Rights Agreement; and (iii) the registration rights are freely assignable by Holder in connection with a permitted transfer of this Warrant or the shares acquirable upon exercise hereof. Company shall take such action as may be reasonably necessary to assure that the granting of such registration rights to Holder does not violate the provisions of the Rights Agreement or any of Company’s charter documents or rights of prior grantees of registration rights.

10.         Rights and Obligations Survive Exercise of Warrant. The rights and obligations of Company, of Holder and of the holder of shares of Warrant Stock issued upon exercise of this Warrant, contained in Sections 6 and 9 shall survive the exercise of this Warrant.

11.          Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12.          Notices.  Any notice, request or other document required or permitted to be given or delivered to Holder or Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier, (ii) upon confirmation of receipt if by telecopy, (iii) upon receipt if delivered by electronic mail to the email listed below such party’s signature on the signature page to this Warrant at or before 5:00 p.m. Eastern Time on a Business Day, (iv) at 9:00 a.m. Eastern Time on the immediately succeeding Business Day if received by electronic mail at the email listed below such party’s signature on the signature page to this Warrant after 5:00 p.m. Eastern Time or on a day that is not a Business Day or (iv) three Business Days after deposit in the US mail, with postage prepaid and certified or registered, to each such Holder at its address as shown on the books of Company or to Company at the address indicated therefor in the opening paragraphs of this Warrant.

13.          Survival of Certain Obligations. All of the rights and obligations of Company relating to the Warrant Stock acquirable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of Company shall inure to the benefit of the successors and permitted assigns of Holder. Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of Holder but at Company’s expense, acknowledge in writing its continuing obligation to Holder in respect of any rights (including, without limitation, any right to registration of the shares of Warrant Stock) to which Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of Holder to make any such request shall not affect the continuing obligation of Company to Holder in respect of such rights.

14.        Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to the principles of conflicts of law thereof..

15.       Lost Warrants or Stock Certificates. Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16.         Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant.  Company shall, in lieu of issuing any fractional share, at its election either pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price or round up to the next whole share.

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17.          Representations of Holder. With respect to this Warrant, Holder represents and warrants to Company as follows:

17.1       Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning Company, its business and services, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic and financial risk of that investment.

17.2        Investment.  It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that this Warrant and the shares of Warrant Stock issuable upon the exercise hereof have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3       Rule 144. It acknowledges that this Warrant and the Warrant Stock acquirable hereunder must be held indefinitely, unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

17.4     Access to Data. It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

17.5        Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

18.          Additional Representations and Covenants of Company. Company hereby represents, warrants and agrees as follows:

18.1        Due Organization. Company is a company duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

18.2       Authorization, Validity and Enforceability. The execution, delivery and performance of the Warrant are within Company’s powers, have been duly authorized, and are not in conflict with the Charter or Company’s Bylaws. The Warrant constitutes a valid and binding obligation of Company, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

18.3          Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 17 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Warrant Stock upon exercise of this Warrant will be, exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.4       No Conflict. The execution, delivery, and performance by Company of this Warrant is not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Company is a party or by which Company may be bound or affected except, in each case, to the extent any such conflict would not reasonably be expected to have a Material Adverse Effect

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18.5       Charter and Bylaws. Company has provided Holder with true and complete copies of its Charter and Bylaws, and each other charter document setting forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

18.6         Intentionally Omitted.

18.7        Financial and Other Reports. From time to time up to the earlier of: (a) the consummation of a Liquidity Event; (b) the Expiration Date (to the extent that Lender has not elected to exchange this Warrant for the cash payment described in Part 2, Section 3(d) of the Supplement) and (c) such date as Holder’s auditors no longer require such information, Company shall furnish to Holder (i) within 180 days after the close of each fiscal year of Company, an audited balance sheet and cash flow statement at and as of the end of such fiscal year, together with an audited statement of income for such fiscal year; provided that if Company’s Board of Directors does not require Company’s financial statements to be audited for a particular fiscal year, then Company shall deliver such financial statements to Holder unaudited, and (ii) within 45 days after the close of each fiscal quarter of Company, an unaudited balance sheet, income statement and cash flow statement, each at and as of the end of such quarter, together with an up-to-date summary capitalization table, provided that such capitalization table shall be provided to Holder only if Company’s securities are not publicly traded; and (iii) promptly after the closing of each equity financing and convertible debt financing consummated by Company after the date this Warrant has been issued, a copy of the term sheet for such financing (if any), a post-closing, summary capitalization table and other information relating to the then-current valuation of Company. In addition, Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s valuation of Company and Holder’s compliance (as determined by Holder in its reasonable discretion) with regulatory, accounting and reporting requirements applicable to Holder; provided, however, that in no event shall Company be obligated to (i) provide Holder with information that is not in Company’s possession or (ii) take any action with a third party or otherwise engage a third party in connection with such request. Notwithstanding the foregoing, Company shall not be required to furnish to Holder the financial information described in this Section 18.7 in the event such financial information has been previously delivered to Lender pursuant to the Loan Agreement. Further notwithstanding anything in this Section 18.7 to the contrary, if in connection with a Liquidity Event Holder receives securities of a privately held company then the rights described in this Section 18.7 shall be deemed to continue to apply to such company in order to enable Holder to comply with regulatory, accounting and reporting requirements applicable to Holder. Further notwithstanding anything in this Section 18.7 or this Warrant to the contrary, Company shall not be required to provide information in respect of which disclosure is prohibited by law, which is subject to attorney-client or similar privilege or constitutes attorney work-product, in respect of which Company owes confidentiality obligations to any third party, which constitutes non-financial trade secrets or non-financial proprietary information or which has been previously made publicly available as part of Company’s filings with the SEC.

19.          Right to Purchase Securities in Future Financings. In connection with any equity or convertible debt securities that Company may from time to time propose to offer or sell after the date of issuance of this Warrant (“Future Financings”), Company hereby grants to Holder the right to invest up to the greater of (i) $1,250,000 and (ii) such amount of cash as is required to enable Holder to purchase that number of any equity or convertible debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the securities of Company (on a fully diluted, as exercised basis) as Holder owned and/or had the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering. Holder shall not have any obligation to purchase Company’s securities in any such Future Financings. In the event Holder exercises its purchase right set forth hereunder, Holder shall not have any obligation to purchase such securities, except pursuant to those definitive purchase documents executed by other purchasers in connection with the applicable offering. For avoidance of doubt, the right granted herein shall apply to all future sales of Company’s equity and convertible debt securities consummated by Company after the date hereof until the Expiration Date. The right to purchase securities in future sales by Company thereof described in this Section 19 shall survive the payment and satisfaction of all of Company’s Obligations to Lender until the Expiration Date, notwithstanding anything to the contrary set forth in any other Loan Document executed or delivered by Company or Lender after the date hereof. Holder shall be entitled to apportion the rights hereby granted to it among itself and any affiliate of Holder in such proportions as Holder deems appropriate. For the further avoidance of doubt, (i) if the amount raised in any Future Financing is less than $5,000,000, then the Holder’s right to invest in such Future Financing shall be limited to such amount of cash as is required to enable Holder to purchase that number of any equity or convertible debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the securities of Company (on a fully diluted, as exercised basis) as Holder owned and/or had the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering; (ii) if Holder exercises its purchase right set forth hereunder, Holder shall be required to enter into the same definitive purchase documents executed by other purchasers in connection with the applicable offering; and (iii) if Holder exercises its purchase right set forth hereunder, Holder shall be required to comply with the same timeline as the other purchasers in connection with the applicable offering.

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20.          Market Stand-Off. Holder may not Transfer (hereinafter defined) this Warrant or the Warrant Stock until the end of the period beginning on the date of the closing of the Transactions, including the Innventure Merger and ending on the date of the opening of the first trading window at least 180 days after the closing date of the Transactions (the “Lock-up Period”), provided such Transfer restriction shall be applicable to Holder so long as all of Company’s other stockholders are subject to the same restriction. As used in this Section 20, “Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, gift, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in the foregoing clause (i) or (ii).

21.          Investment Unit. The parties acknowledge and agree that this Warrant and the loans issued pursuant to the Loan Agreement and Supplement are intended to constitute an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended.

[Remainder of this page intentionally left blank; signature page follows]

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[Signature Page to Warrant]

IN WITNESS WHEREOF, each of the parties has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the date of issuance set forth on the first page hereof.

COMPANY:

INNVENTURE, INC.

By:	/s/ Suzanne Niemeyer
Name: Suzanne Niemeyer
Title: General Counsel

ACKNOWLEDGED AND AGREED:

HOLDER:

WTI FUND XI, LLC

By:	WTI Fund XI GP, LLC
Its:	Managing Member

By:	Westech Investment Advisors LLC
Its:	Managing Member

By:	/s/ David Wanek
Name: David Wanek
Title: President and CEO

With a copy which shall constitute notice to:

Fox Rothschild
345 California Street
Suite 2200
San Francisco, CA 94104
Email: jklugman@foxrothschild.com and TPaikedayLeDuc@foxrothschild.com

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

☐
The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) See Below ________________ (_____) shares (the “Shares”) of Warrant Stock of __________ and herewith makes payment of _____________ Dollars ($________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _________, whose address is ___________.

☐	The undersigned hereby elects to convert ______ percent (__%) of the value of the Warrant pursuant to the provisions of Section 1(b) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of this Warrant and by its signature below hereby makes such representations and warranties to Company.

Dated

Holder:

By:

Its:

(Address)

(1)
Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Warrant Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be acquirable upon exercise.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Warrant Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated

Holder:

By:

Its:

Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Dated as of October 22, 2024

between

INNVENTURE LLC,
a Delaware limited liability company,

as “Borrower”,

and

WTI FUND X, INC.,
a Maryland corporation,

and

WTI FUND XI, INC.,
a Maryland corporation,

each, as “Lender”

LOAN AND SECURITY AGREEMENT

Borrower and each of WTI Fund X, Inc. (“Fund 10”) and WTI Fund XI, Inc. (“Fund 11”) have entered or anticipate entering into one or more transactions pursuant to which each Lender severally and not jointly agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrower and Lender which incorporate this Agreement by reference.  Each Supplement constitutes a supplement to and forms part of this Agreement, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties.

Accordingly, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1  Definitions. The terms defined in Article 10 and in the Supplement will have the meanings therein specified for purposes of this Agreement.

1.2  Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.

1.3  Several Obligations of Lender. The parties are entering into this single Agreement for convenience, and this Agreement is and shall be interpreted for all purposes as separate and distinct agreements between Borrower and Fund 10, on the one hand, and Borrower and Fund 11, on the other hand, and nothing in this Agreement shall be deemed a joint venture, partnership or other association between Fund 10 and Fund 11. Each reference in this Agreement to “Lender” shall mean and refer to each of Fund 10 and Fund 11, singly and independent of one another. Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under this Agreement are several and not joint obligations of Fund 10 and Fund 11, and all rights and remedies of “Lender” under this Agreement may be exercised by Fund 10 and/or Fund 11 independently of one another.

1.4 Transparency Pledge. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents: (a) the occurrence of a Material Adverse Change or Material Adverse Effect shall not constitute an Event of Default or otherwise allow Lender to declare the outstanding Loans due and payable; (b) Lender shall not be entitled to (i) require Borrower’s investors or members of the Board of Directors or equivalent governing body of Borrower to make written or verbal commitments of ongoing financial support, or (ii) require Borrower to conduct its banking or hold its deposits at any specific bank or financial institution;  (c) Borrower shall not be required to maintain any minimum tangible net worth, working capital, current ratio, quick asset ratio, liquidity ratio or debt-to-equity ratio or comply with any similar financial covenant; and (d) if Borrower becomes insolvent then Lender shall not be entitled to declare an Event of Default or otherwise demand that the outstanding Loans shall be due and payable provided Borrower continues to be able to pay its debts as they become due.
ARTICLE 2 ‑ THE COMMITMENT AND LOANS

2.1  The Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrower from time to time from the Closing Date and to and including the Termination Date in an aggregate principal amount not exceeding the Commitment.  The Commitment is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder.  Each Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.

2.2   Notes Evidencing Loans; Repayment.  Each Loan shall be evidenced by a separate Note payable to Lender and its registered assigns, in the total principal amount of the Loan.  Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note and regularly scheduled payments thereof shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account as specified in the Supplement hereto.  Repayment of the Loans and payment of all other amounts owed to Lender will be paid by Borrower in the currency in which the same has been provided (i.e., United States Dollars).

2.3   Procedures for Borrowing.

(a)  At least ten (10) days prior to a proposed Borrowing Date (or such lesser period of time as may be agreed upon by Lender in its sole discretion), Lender shall have received from Borrower a written request for a borrowing hereunder (a “Borrowing Request”).

Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of Borrower, and shall state how much is requested, and shall be accompanied by such other information and documentation as Lender may reasonably request, including (in escrow pending funding) the executed Note(s) for the Loan(s) covered by the Borrowing Request.

(b)  No later than 1:00 p.m. Pacific Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4 by 9:00 a.m. Pacific Time on such Borrowing Date (or such later time as may be agreed upon by Lender in its sole discretion), Lender shall make the Loan available to Borrower in immediately available funds.

2.4  Interest.  Except as otherwise specified in the applicable Note and/or Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date.  If the outstanding principal balance of such Loan is not paid at maturity, interest shall accrue thereafter at the Default Rate until paid in full, as further set forth herein.

2.5   Intentionally Omitted.

2.6   Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360‑day year, which results in higher interest, charge or fee payments than if a 365‑day year were used.  In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

2.7  Default Interest. Any unpaid payments in respect of the Obligations shall bear interest from their respective maturities, whether scheduled or accelerated, at the Default Rate, compounded monthly.  Borrower shall pay such interest on demand.

2.8  Late Charges. If Borrower is late in making any payment in respect of the Obligations by more than five (5) Business Days, then Borrower agrees to pay a late charge of five percent (5%) of the payment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments.  Borrower further agrees that proof of actual damages would be costly and inconvenient.  Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Lender.
2.9  Lender’s Records. Principal, Basic Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose.  Each payment on and any other credits with respect to principal, Basic Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records.  Absent manifest error, Lender’s records shall be conclusive evidence thereof.

2.10    Grant of Security Interests; Filing of Financing Statements.

(a) To secure the timely payment and performance of all of Borrower’s Obligations, Borrower hereby grants to Lender continuing security interests in all of the Collateral.  In connection with the foregoing, Borrower authorizes Lender to prepare and file any financing statements describing the Collateral without otherwise obtaining Borrower’s signature or consent with respect to the filing of such financing statements.

(b)  In furtherance of Borrower’s grant of the security interests in the Collateral pursuant to Section 2.10(a) above, Borrower hereby pledges and grants to Lender a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations.  On the Closing Date or at any time thereafter following Lender’s request, the certificate or certificates for the Shares will be delivered to Lender, accompanied by an instrument of assignment duly executed in blank by Borrower, unless such Shares have not been certificated.  To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares.  Upon the occurrence and during the continuance of an Event of Default hereunder, Lender may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee(s).  Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Shares.  Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.  All such rights to vote and give consents, waivers and ratifications shall be suspended upon prior written notice by Lender to Borrower upon the occurrence and during the continuance of an Event of Default.

(c)  Borrower is and shall remain absolutely and unconditionally liable for the performance of its Obligations, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due Lender under any of the Loan Documents.

(d)  All Collateral pledged by Borrower under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations.  Except as expressly provided in this Agreement, no Collateral pledged under this Agreement or any Supplement shall be released until Payment in Full.

2.11   Taxes. Lender (including any assignee) shall provide an IRS Form W-9 or applicable IRS Form W-8 to Borrower prior to advancing any Loan pursuant to this Agreement and from time to time upon Borrower’s reasonable request and at the time or times prescribed by applicable law. Lender acknowledges that if Lender (or any assignee) does not provide an IRS Form W-9 or an applicable IRS Form W-8 evidencing a complete exemption from U.S. federal income tax withholding on interest payments, Borrower may deduct and withhold from any payments to be made to such Person pursuant to this Agreement any taxes required to be deducted or withheld pursuant to applicable law. To the extent that any taxes are so deducted or withheld and remitted to the applicable taxing authority, they will be treated for all purposes of this Agreement as being paid to the Person in respect of which such deduction or withholding has been made. Borrower acknowledges that Fund 10 and Fund 11 each provided Borrower with an IRS Form W-9 prior to the Closing Date and Borrower shall not be entitled to deduct and/or withhold from any payments to be made to Fund 10 or Fund 11.
ARTICLE 3 ‑ REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that, except as set forth in the Supplement or the Schedule of Exceptions hereto, if any, as of the Closing Date and each Borrowing Date:

3.1  Due Organization. Borrower is a company duly organized and validly existing in good standing under the laws of the jurisdiction of its formation and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2   Authorization, Validity and Enforceability.  The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower’s powers, have been duly authorized, and are not in conflict with Borrower’s Certificate of Formation and Operating Agreement, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

3.3  Compliance with Applicable Laws.  Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

3.4   No Conflict. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected except, in each case, to the extent any such conflict would not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the issuance of the Warrants and the grant of registration rights in connection therewith do not violate any agreement or instrument by which Holdco is bound or require the consent of any holders of Holdco’s securities other than consents which have been obtained prior to the Closing Date, except, in each case, to the extent any such violation or failure to obtain any such consent would not reasonably be expected to have a Material Adverse Effect.

3.5  No Litigation, Claims or Proceedings.  There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower, its property or the conduct of its business as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect.

3.6 Correctness of Financial Statements.  Borrower’s consolidated financial statements which have been delivered to Lender fairly and accurately reflect in all material respects Borrower’s financial condition in accordance with GAAP (except that unaudited financial information does not include certain non-cash expenses or balance sheet items such as stock compensation expense, any amounts related to any beneficial conversion features of any debt, convertible debt or convertible securities and other footnote disclosures required thereby and is subject to audit adjustments) as of the latest date of such financial statements; and, since that date there has been no Material Adverse Change.

3.7  Subsidiaries. As of the Closing Date, Borrower does not have any Subsidiaries, other than AeroFlexx and its subsidiaries, Accelsius and its subsidiaries, Innventure Management and Innventure GP (and, following the consummation of the Transactions and Mergers and the joinder of Holdco as a co-borrower, Learn CW).

3.8   Environmental Matters. To its knowledge after reasonable inquiry, Borrower has concluded that Borrower is in compliance with Environmental Laws, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

3.9  No Event of Default. No Default or Event of Default has occurred and is continuing.

3.10  Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Closing Date or pursuant to Section 5.2 hereof), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered.
3.11   Specific Representations Regarding Collateral.

(a)    Title. Except for the security interests created by this Agreement and Permitted Liens, (i) Borrower is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens, rights or defenses of others. There exist no prior assignments or encumbrances of record with the U.S. Patent and Trademark Office or U.S. Copyright Office affecting any Collateral in favor of any third party, other than Permitted Liens.

(b)  Rights to Payment. The names of the obligors, amount owing to Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment.  Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.

(c)   Location of Collateral. Borrower’s chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement.

(d)    Business Names. Other than its full company name, Borrower has not conducted business using any trade names or fictitious business names except as shown on the Supplement.

3.12 Copyrights, Patents, Trademarks and Licenses.

(a)   Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

(b)  To Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person.

(c)  No claim or litigation regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened, which could reasonably be expected to have a Material Adverse Effect.

3.13     Regulatory Compliance. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could reasonably be expected to have a Material Adverse Effect.  Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

3.14            Shares.

(a)          Borrower has full power and authority to create a first priority Lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings, in each case, as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect.
(b)  As of the Closing Date, Borrower owns: (i) 5,582,625 shares of Class A Units and 292,620 shares of Class D Preferred Units of AeroFlexx, which represents 31.0% of AeroFlexx’s fully-diluted capitalization; and (ii) 7,000,000 shares of Class A Common Units of Accelsius, which represents 56.9% of Accelsius’ fully-diluted capitalization. Borrower has direct or indirect voting control of Accelsius. Borrower and ESG Fund, together, have direct or indirect voting control of AeroFlexx.

3.15  Compliance with Anti-Corruption Laws.  Borrower has not taken any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws.  Borrower and, to Borrower’s knowledge, its employees, agents and representatives have not, directly or indirectly, offered, paid, given, promised or authorized the payment of any money, gift or anything of value to any person acting in an official capacity for any government department, agency or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidate for political office.  To Borrower’s knowledge, none of Borrower’s principals or staff are officers, employees or representatives of governments, government agencies, or government-owned or controlled enterprises.

3.16   Closing Date Matters. As of the Closing Date, Borrower will have paid all closing costs and expenses related to the Transactions and Mergers ). As of the Closing Date, no material changes have occurred relative to the pre-funding update and resulting cashflows delivered to Lender on September 27, 2024.

3.17   Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement.

ARTICLE 4 ‑ CONDITIONS PRECEDENT

4.1    Conditions to First Loan.  The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance satisfactory to Lender and its counsel:

(a)   Available Cash.  As of the First Borrowing Date, Borrower will have approximately $35,000,000 of cash immediately available (including but not limited to (i) proceeds of the Loans advanced on the First Borrowing Date and (ii) an available advance made to Borrower under its $75,000,000 structured equity facility).

(b) Resolutions. A certified copy of the resolutions of the Board of Directors or equivalent governing body of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

(c)  Incumbency and Signatures. A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

(d) Legal Opinion. A “due authorization” opinion of legal counsel for Borrower, in form and substance reasonably satisfactory to Lender.

(e) Charter Documents. Copies of the organizational and charter documents of Borrower (e.g., Certificate of Formation and Operating Agreement), as amended through the Closing Date, certified by an officer of Borrower as being true, correct and complete.

(f) This Agreement. Counterparts of this Agreement and the initial Supplement, with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lender.

(g) Financing Statements. Filing copies (or other evidence of filing satisfactory to Lender and its counsel) of such UCC financing statements, collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Lender shall request.

(h) Intellectual Property Security Agreement.  An Intellectual Property Security Agreement executed by Borrower in form and substance satisfactory to Lender.

(i)   Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel.

(j)   Good Standing Certificate. A certificate of status or good standing of Borrower as of a date acceptable to Lender from the jurisdiction of Borrower’s organization.

(k) Warrants. The Warrants issued by Holdco exercisable for such number, type and class of shares of Holdco’s capital stock, and for an initial exercise price as is specified therein.
(l) Insurance Certificates. Insurance certificates showing Lender as loss payee or additional insured.

(m)  Other Documents. Such other documents and instruments as Lender may reasonably request to effectuate the intents and purposes of this Agreement.

4.2  Conditions to All Loans. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

(a) No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct in all material respects as of the Borrowing Date of such Loan.

(b)  No Material Adverse Change. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

(c)  Borrowing Request. Borrower shall have delivered to Lender a Borrowing Request for such Loan.

(d)  Note. Borrower shall have delivered an executed Note evidencing such Loan, substantially in the form attached to the Supplement as an exhibit.

(e) Supplemental Lien Filings. Borrower shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, financing statements and third-party waivers as Lender may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Lender’s Liens on the Collateral.

(f) VCOC Limitation. Lender shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as:  (i) a “venture capital operating company” under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (ii) a “business development company” under the provisions of federal Investment Company Act of 1940, as amended; and (iii) a “regulated investment company” under the provisions of the Internal Revenue Code of 1986, as amended.

(g)   Financial Projections. Borrower shall have delivered to Lender (i) the Plan, together with any modifications made thereto after the Closing Date in accordance with the terms hereof and (ii) any financial information described in Section 5.2 hereof to the extent not previously provided to Lender.

ARTICLE 5 ‑ AFFIRMATIVE COVENANTS

During the term of this Agreement until Payment in Full, Borrower will:

5.1   Notice to Lender. Promptly give written notice to Lender of:

(a)   Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is at the Threshold Amount or more, or where the granting of the relief requested could have a Material Adverse Effect; or of the acquisition by Borrower of any commercial tort claim, including brief details of such claim and such other information as Lender may reasonably request to enable Lender to better perfect its Lien in such commercial tort claim as Collateral.

(b) Any substantial dispute which may exist between Borrower and any governmental or regulatory authority which could reasonably be expected to have a Material Adverse Effect.

(c)   The occurrence of any Default or any Event of Default.

(d)   Any change in the location of any of Borrower’s places of business at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.

(e)   Any dispute or default by Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.

(f)  Any other matter which has resulted or might reasonably be expected to result in a Material Adverse Change.

(g)   Any Subsidiary Borrower intends to acquire or create.
(h)   Any Deposit Account or securities/investment account that Borrower establishes after the Closing Date

5.2    Financial Statements. Deliver to Lender, or cause to be delivered to Lender, the following financial and other information, which Borrower warrants shall be accurate and complete in all material respects:

(a)   Monthly Financial Statements. As soon as available but no later than thirty (30) days after the end of each month, Borrower’s unaudited consolidated balance sheet as of the end of such period, Borrower’s unaudited consolidated income statement for such period and Borrower’s unaudited consolidated cash flow statement for such period and for that portion of Borrower’s financial reporting year ending with such period, prepared in accordance with GAAP (except that unaudited financial information does not include certain non-cash expenses or balance sheet items such as stock compensation expense, any amounts related to any beneficial conversion features of any debt, convertible debt or convertible securities and other footnote disclosures required thereby and is subject to audit adjustments) and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower’s financial condition and the results of Borrower’s operations in all material respects.

(b) Year-End Financial Statements. As soon as available but no later than one hundred eighty (180) days after the end of each financial reporting year, a complete copy of Borrower’s audit report, which shall include a consolidated balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared in accordance with GAAP and certified by an independent certified public accountant selected by Borrower and reasonably satisfactory to Lender (the “Accountant”).  The Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower’s records or otherwise.  Notwithstanding the foregoing if the Board of Directors or equivalent governing body of Borrower does not require Borrower’s financial statements to be audited for a particular reporting year, then Borrower shall deliver to Lender unaudited financial statements for such year, including the items described in, and in the timeframe specified in, this Section 5.2(b).

(c) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of Borrower (or other executive officer) substantially in the form of Exhibit “C” to the Supplement (a “Compliance Certificate”) stating, among other things, whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.  A Compliance Certificate also shall be delivered to Lender on the Closing Date.

(d)  [Reserved].

(e) Other Information. Such other statements, lists of property and accounts, operating budgets (as updated), sales projections, forecasts, reports, 409A valuation reports (as updated), operating plans, financial exhibits, detailed capitalization tables (as modified), information relating to equity and debt financings consummated after the Closing Date (including term sheets, if any, and post-closing capitalization table(s)), modifications to Borrower’s charter documents, written offers for liquidation events (promptly after receipt) or other information, in each case, as Lender may from time to time reasonably request. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, Borrower shall not be required to provide information in respect of which disclosure is prohibited by law, which is subject to attorney-client or similar privilege or constitutes attorney work-product, in respect of which Borrower owes confidentiality obligations to any third party or which constitutes non-financial trade secrets or non-financial proprietary information.

(f)          Board Reports. In addition to the information described in Section 5.2(e), Borrower will promptly provide Lender with copies of all minutes and written consents of its Board of Directors or equivalent governing body and material written reports, financial or otherwise, which Borrower provides to its Board of Directors or equivalent governing body (such minutes, consents and reports, collectively, “Board Reports”); provided, however, that such Board Reports may be redacted to the extent that (i) the Board of Directors or equivalent governing body of Borrower determines such redaction is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons or (ii) such redacted material relates to the refinancing of the Loans.

Borrower and Lender acknowledge and agree that Lender shall be entitled to receive the financial statements and other information described in Section 5.2 from each of AeroFlexx and Accelsius, as well as any future Subsidiary, which Borrower agrees to deliver to Lender simultaneously with its own financial statements (as applicable).
5.3 Managerial Assistance from Lender.  Permit Lender to substantially participate in, and substantially influence the conduct of management of Borrower through the exercise of “management rights,” as that term is defined in 29 C.F.R. § 2510.3-101(d), including without limitation the following rights:

(a)  Borrower agrees that (i) it will make its officers, directors, employees and affiliates available at such times as Lender may reasonably request for Lender to consult with and advise as to the conduct of Borrower’s business, its equipment and financing plans, and its financial condition and prospects, (ii) Lender shall have the right to inspect Borrower’s books, records, facilities and properties at reasonable times during normal business hours on reasonable advance notice, and (iii) Lender shall be entitled to recommend prospective candidates for election or nomination for election to the Board of Directors or equivalent governing body of Borrower and Borrower shall give due consideration to (but shall not be bound by) such recommendations, it being the intention of the parties that Lender shall be entitled through such rights, inter alia, to furnish “significant managerial assistance”, as defined in Section 2(a)(47) of the Investment Company Act of 1940, to Borrower.

(b) Without limiting the generality of (a) above, if Lender reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower’s ability to perform its obligations under this Agreement, permit Lender reasonable access to Borrower’s management and/or the Board of Directors or equivalent governing body of Borrower and opportunity to present Lender’s views with respect to such developments.

Lender shall cooperate with Borrower to ensure that the exercise of Lender’s rights shall not disrupt the business of Borrower.  The rights enumerated above shall not be construed as giving Lender control over Borrower’s management or policies or impose any obligation on Borrower to follow any advice provided by Lender. The rights granted in this Section 5.3 shall terminate upon Payment in Full.

5.4   Existence. Maintain and preserve Borrower’s existence, present form of business, and all rights and privileges necessary or desirable in the normal course of its business; and keep all Borrower’s property in good working order and condition, ordinary wear and tear excepted.

5.5  Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by Borrower, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Lender.  With respect to commercial general liability insurance and business personal property insurance (if any), the coverage amounts and insurance providers shall be reasonably satisfactory to Lender and the policies shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Lender. Borrower shall furnish to Lender such endorsements, and upon Lender’s request, copies of any or all such policies.

5.6  Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance in all material respects with GAAP, and in compliance in all material respects with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower’s business; and permit employees or agents of Lender at such reasonable times as Lender may request, at Borrower’s expense, to inspect Borrower’s properties, and to examine, review and audit, and make copies and memoranda of Borrower’s books, accounts and records.

5.7 Compliance with Laws. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower’s business, and with all material agreements to which Borrower is a party, except, in each case, where the failure to so comply would not have a Material Adverse Effect.

5.8  Taxes and Other Liabilities. Pay all Borrower’s Indebtedness when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns, except, in each case, where the failure to do so would not have a Material Adverse Effect.

5.9   Special Collateral Covenants.

(a)  Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear excepted, deal with the Collateral in all ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower’s insurance policies.  Maintain, or cause to be maintained, complete and accurate Records relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours, Borrower hereby authorizes Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower’s officers and employees, and, in the case of any Right to Payment after an Event of Default has occurred and is continuing, with any Person which is or may be obligated thereon.
(b)  Documents of Title. Not sign or authorize the signing of any financing statement or other document naming Borrower as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Lender, or those naming Lender as secured party, or if solely to create, perfect or maintain a Permitted Lien.

(c) Change in Location or Name. Without at least 30 days’ prior written notice to Lender:  (a) not relocate any Collateral or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral, jurisdiction of incorporation or its legal structure.

(d)  Decals, Markings. At the request of Lender if an Event of Default has occurred and is continuing, firmly affix to the extent practical a decal, stencil or other marking to designated items of Equipment, indicating thereon the security interest of Lender.

(e)  Agreement with Persons in Possession of Collateral. Obtain and maintain such acknowledgments, consents, waivers and agreements (each a “Waiver”) from the owner, operator, lienholder, mortgagee, landlord or any Person in possession of tangible Collateral in excess of $10,000 per location as Lender may require, all in form and substance satisfactory to Lender. Borrower acknowledges and agrees that all Records (including with respect to material Intellectual Property) that are maintained on items of Collateral located at a place of business with respect to which a Waiver has not been provided to Lender also shall be maintained or backed up in a manner sufficient to allow Lender to have access to such Records in accordance with the exercise of Lender’s rights hereunder.

(f)  Certain Agreements on Rights to Payment.  Other than in the ordinary course of business, not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof.

5.10 Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize Lender to initiate debit entries to Borrower’s Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the regularly scheduled payments of principal and interest; (ii) provide Lender at least thirty (30) days’ notice of any change in Borrower’s Primary Operating Account; and (iii) grant Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.

5.11  Anti-Corruption Laws. Provide true, accurate and complete information in all product orders, reimbursement requests and other communications relating to Borrower and its products, except, in each case, where the failure to do so would not have a Material Adverse Effect.

ARTICLE 6 ‑ NEGATIVE COVENANTS

During the term of this Agreement until Payment in Full, Borrower will not without Lender’s prior written consent, which shall not be unreasonably withheld:

6.1  Indebtedness. Be indebted for any Indebtedness (including as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person), except:

(a)  Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit;

(b)  Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;

(c)   Indebtedness of Borrower under this Agreement;

(d)   Subordinated Debt;

(e) any Indebtedness approved by Lender prior to the Closing Date as shown on Schedule 6.1;
(f) Indebtedness of Borrower to its investors that is convertible into Borrower’s equity securities where each investor’s right to repayment of such Indebtedness, the priority of any Liens securing the same, and the rights of such investor to enforce remedies against Borrower following default have been made subordinate to the Liens of Lender and to the prior payment of the Obligations, either (i) pursuant to a written subordination agreement approved by Lender in its sole but reasonable discretion or (ii) on terms otherwise approved by Lender in its sole but reasonable discretion;

(g)   Indebtedness secured by a Lien otherwise permitted by subsection (c) of the definition of Permitted Liens, which when added to obligations permitted under Section 6.15 hereof, does not exceed $100,000 in aggregate debt service, lease or similar installment payments coming due in the rolling 12-month period succeeding any date of determination; and

(h)  additional Indebtedness in an aggregate outstanding amount at any time not to exceed $100,000.

For the avoidance of doubt, any Indebtedness of Borrower not permitted pursuant to clauses (a) through (h) above shall be permitted only upon Lender’s prior written approval, which shall not be unreasonably withheld, and, if requested by Lender, shall be fully subordinated in terms of both principal payments and security interest.

6.2   Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower’s property, except Permitted Liens.  Borrower and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower’s real property, and this Agreement shall not be recorded or recordable.  Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.

6.3  Dividends; Distributions. Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend or distribution or return of capital on any class of its equity securities, or make any other distribution, payment or delivery of property or cash (including any payments made or required to be made by Borrower with respect to any equity appreciation rights, plans, equity incentive or achievement plans or any similar plans) or any payment or prepayment on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration any of its equity securities (or any options or warrants issued by Borrower), or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any equity securities or Indebtedness subordinated to the Obligations (other than the Subordinated Debt, but only to the extent permitted by Section 6.13) or any guarantee thereof or any options, warrants, or other rights to purchase such equity securities or such Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”), except for (i) Restricted Payments made by any Subsidiary to Borrower, (ii) Restricted Payments made by any Subsidiary to each other owner of equity interests of such Subsidiary based on their relative ownership interests, provided that Lender has provided its written consent to any Restricted Payment, which shall not be unreasonably withheld, before such Restricted Payment is effectuated, (iii) dividends payable by Borrower or any Subsidiary solely in, or other issuances of, equity interests of Borrower or such Subsidiary, (iv) cash payments in lieu of the issuance of fractional shares (or equivalents), (v) so long as no Event of Default has occurred and is continuing, repurchases of securities from employees, directors, consultants, advisors or other service providers of Borrower (A) not to exceed $100,000 in cash payments in any calendar year or (B) by cancellation of indebtedness, (vi) conversion of any of its securities into other securities pursuant to the terms of such securities or otherwise in exchange therefor and (vii) so long as no Event of Default has occurred and is continuing, tax distributions permitted pursuant to Borrower’s governing documents. For the avoidance of doubt, Lender acknowledges and agrees that this Section 6.3 shall not be deemed to prevent Borrower from paying bonuses to Borrower’s employees, which are consistent with Borrower’s past practices and/or have been approved by Borrower’s Board of Directors,

6.4  Fundamental Changes. (a)          Liquidate or dissolve; (b) enter into any Change of Control; or (c) except to the extent not prohibited by Section 6.6, acquire, or permit any of Borrower’s Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.  Notwithstanding anything to the contrary in this Section 6.4, Borrower may enter into a transaction that will constitute a Change of Control so long as:  (i) the Person that results from such Change of Control (the “Surviving Entity”) shall have executed and delivered to Lender an agreement in form and substance reasonably satisfactory to Lender, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of Borrower in the Loan Documents; (ii) all such obligations of the Surviving Entity to Lender shall be guaranteed by any Person that directly or indirectly owns or controls 50% or more of the voting stock of the Surviving Entity; (iii) immediately after giving effect to such Change of Control, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; and (iv) the credit risk to Lender, in its sole discretion, with respect to the Obligations and the Collateral shall not be increased.  In determining whether the proposed Change of Control would result in an increased credit risk, Lender may consider, among other things, changes in Borrower’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the Change of Control.  In addition, (i) a Subsidiary may merge or consolidate into another Subsidiary and (ii) Borrower may consolidate or merge with any of Borrower’s Subsidiaries provided that Borrower is the continuing or surviving Person.
Lender acknowledges that: (a) prior to the Closing Date, pursuant to that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”), by and among Learn CW, Learn SPAC HoldCo, Inc., a Delaware corporation (now known as Innventure, Inc., “Holdco”), LCW Merger Sub, Inc., a Delaware corporation (“LCW Merger Sub”), Innventure Merger Sub, LLC, a Delaware limited liability company (“Innventure Merger Sub” and together with LCW Merger Sub, the “Merger Subs”), and Borrower, the parties thereto entered into a business combination transaction (the “Business Combination” and together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), pursuant to which, among other things, (i) LCW Merger Sub merged with and into Learn CW (the “LCW Merger”), with Learn CW as the surviving company of the LCW Merger and (ii) Innventure Merger Sub merged with and into Borrower (the “Innventure Merger” and together with the LCW Merger, the “Mergers”), with Borrower as the surviving entity of the Innventure Merger; (b) following the Mergers, each of Learn CW and Borrower is a subsidiary of Holdco, and Holdco is a publicly traded company; (c) Holdco changed its name to “Innventure, Inc.”; and (d) Holdco issued shares of common stock par value $0.0001 per share pursuant to a previously filed registration statement on Form S-4.

Lender acknowledges that the consummation of the Transactions and the Mergers do not breach the terms of this Agreement, including, without limitation, this Section 6.4, so long as Holdco is joined to the Loan Documents as a co-borrower on the Closing Date.

6.5  Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of Borrower’s assets, except (i) non-exclusive licenses (including, without limitation, licenses that are exclusive with respect to geographic scope, but otherwise non-exclusive) of Intellectual Property in the ordinary course of business consistent with industry practice, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property; (ii) Transfers of worn-out, obsolete or surplus property (each as determined by Borrower in its reasonable judgment); (iii) Transfers of Inventory in the ordinary course of business; (iv) Transfers constituting Permitted Liens; (v) Transfers permitted in Section 6.3, 6.4, 6.6, 6.13, 6.14 or 6.15 hereunder; (vi) Transfers of Collateral (other than (x) Intellectual Property and (y) Borrower’s ownership interest in AeroFlexx, Accelsius or any future Subsidiary) for fair consideration and in the ordinary course of its business; (vii) Transfers of equity interests in PureCycle in accordance with Borrower’s Sixth Amended and Restated Limited Liability Company Agreement, dated as of October 2, 2024; and (viii) additional Transfers for an aggregate consideration in an amount not to exceed $100,000 in any calendar year.

6.6 Loans/Investments. Make or suffer to exist any loans, advances or investments in any Person (collectively, “Investments”), except:

(a)   accounts receivable in the ordinary course of Borrower’s business;

(b) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency;

(c)  Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

(d)  temporary advances to cover incidental expenses to be incurred in the ordinary course of business;

(e)  Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s industry and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender, require Borrower to transfer ownership of non-cash assets to such joint venture or other entity;
(f)   Investments of cash in one or more Persons, so long as to the extent required by Section 6.14(a) of this Agreement, each such Person has been made a co-borrower hereunder; and

(g)  additional Investments in an aggregate amount not to exceed $1,000,000 in any calendar year.

6.7  Transactions with Related Persons.  Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing.

6.8  Other Business. Engage in any material line of business other than the business of the type Borrower conducts as of the Closing Date (including, for the avoidance of doubt, acquisition and management of new intellectual property not owned as of the Closing Date) and businesses reasonably related or complementary thereto.

6.9  Financing Statements and Other Actions.  Fail to execute and deliver to Lender all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office and the United States Copyright Office) from time to time reasonably requested by Lender to maintain a perfected first priority security interest in the Collateral in favor of Lender, subject to Permitted Liens; perform such other acts, and execute and deliver to Lender such additional conveyances, assignments, agreements and instruments, as Lender may at any time reasonably request in connection with the administration and enforcement of this Agreement or Lender’s rights, powers and remedies hereunder.

6.10 Compliance. Become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose.  Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender’s Lien on the Collateral, or permit any of its subsidiaries to do any of the foregoing.

6.11  Other Deposit and Securities Accounts.  Maintain any Deposit Accounts or accounts holding securities owned by Borrower, except (i) Deposit Accounts and investment/securities accounts maintained as of the Closing Date and set forth in the Supplement, and (ii) other Deposit Accounts and securities/investment accounts established and maintained after the Closing Date, in each case, with respect to which Borrower and Lender shall have taken such action as Lender reasonably deems necessary to obtain a perfected first priority security interest therein, subject to Permitted Liens.  The provisions of the previous sentence shall not apply to (i) a Deposit Account with a zero balance as of the Closing Date, each of which is to be closed no later than the date which is fourteen (14) days after the Closing Date (or such longer period as Lender may agree in its reasonable discretion), (ii) zero balance accounts with respect to which the funds therein are swept daily into a Deposit Account subject to an agreement that has perfected Lender’s Liens thereon by “control” in accordance with the UCC and (iii) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and, in each case, identified to Lender as such.

6.12 Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof all or any portion of the principal amount of any Indebtedness (other than (x) the Loans, (y) the Indebtedness described on Schedule 6.1 hereto and (z) Indebtedness in an amount less than $10,000).  Notwithstanding the foregoing, Lender agrees that the conversion or exchange into Borrower’s equity securities of any Indebtedness (other than the Loans) shall not be prohibited by this Section 6.12.

6.13 Repayment of Subordinated Debt. Repay, prepay, redeem or otherwise satisfy in any manner any Subordinated Debt (other than repayment of the Otworth Loan (as defined on Schedule 6.1 hereto) as contemplated on Schedule 6.1 hereto), except in accordance with the terms of any subordination agreement among Borrower, Lender and the holder(s) of such Subordinated Debt. Notwithstanding the foregoing, Lender agrees that the conversion or exchange into Borrower’s equity securities of any Subordinated Debt and the payment of cash in lieu of fractional shares shall not be prohibited by this Section 6.13.
6.14   Subsidiaries.

(a) Acquire or create any Subsidiary, unless such Subsidiary becomes a co-borrower hereunder. Prior to the acquisition or creation of any such Subsidiary, Borrower shall notify Lender thereof in writing, which notice shall contain the jurisdiction of such Subsidiary’s formation and include a description of such Subsidiary’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary. Notwithstanding the foregoing, Lender acknowledges and agrees that the terms of this Section 6.14(a) shall not apply to (i) AeroFlexx or Accelsius (or their respective subsidiaries) until such time, if any, that any of them is wholly-owned by Borrower, (ii) any other Person that is a Subsidiary of the Borrower as of the Closing Date, (iii) Learn CW, (iv) any Subsidiary acquired or created by Borrower after the Closing Date that is not wholly-owned by Borrower, (v) any Subsidiary that is a CFC if adverse tax consequences would reasonably be expected to occur, as reasonably determined by Borrower in good faith consultation with Lender, or (vi) any Subsidiary substantially all of the assets of which consist of the equity interests of one or more CFCs if adverse tax consequences would reasonably be expected to occur, as reasonably determined by Borrower in good faith consultation with Lender. Borrower represents, warrants, covenants and agrees that (i) Learn CW does not own and will not acquire any material assets, (ii) Learn CW does not conduct and will not conduct any material operations and (iii) Innventure Management and Innventure GP do not own and will not acquire any material assets, other than equity interests in the ESG Fund.

(b)  Sell, transfer, encumber or otherwise dispose of Borrower’s ownership interest in AeroFlexx, Accelsius or any future Subsidiary, other than Permitted Liens.

(c)  Cause or permit a Subsidiary to do any of the following without Lender’s prior written consent, which shall not be unreasonably withheld:  (i) grant Liens on such Subsidiary’s assets, except for Liens that would constitute Permitted Liens if granted by Borrower and Liens securing Indebtedness permitted pursuant to the following clause (ii); (ii) acquire or incur any material Indebtedness, including without limitation, for borrowed money or as a guarantor, except for Indebtedness that would be permitted under Section 6.1 if incurred by Borrower and loans from Borrower permitted pursuant to Section 6.6; (iii) make any Investment, except for Investments that would be permitted under Section 6.6 if made by Borrower; (iv) merge or consolidate with any other Person or transfer shares, except as permitted under Section 6.4 and transfers that would be permitted under Section 6.5 if made by Borrower; and (v) sell or lease or otherwise dispose of any substantial part of its assets, except for sales, leases or other dispositions that would be permitted under Section 6.5 if made by Borrower. Notwithstanding the foregoing, (x) Borrower must maintain direct or indirect voting control over Accelsius and each other Subsidiary, other than AeroFlexx and its subsidiaries and Learn CW, provided that Borrower and ESG Fund, together, must maintain direct or indirect voting control of AeroFlexx, and (y) except as set forth in Section 6.14(c)(ii), Borrower shall not cause or permit AeroFlexx or Accelsius to acquire or incur any Indebtedness without Lender’s prior written consent, which shall not be unreasonably withheld. Lender reserves the right to require AeroFlexx and Accelsius acknowledge the terms of this Section 6.14(c).  Borrower shall not cause or permit Accelsius to enter into any new lease for real property, or to renew the Shoal Creek Lease (as defined on Schedule 6.2 hereto), in each case, if such new or renewed lease includes the grant of a consensual contractual Lien on the assets of Accelsius in favor of the applicable landlord unless, for so long as any such new or renewed lease shall exist and be secured by such Lien, Accelsius maintains adequate reserves to satisfy such Lien.

6.15          Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any personal property pursuant to an operating lease (“Personal Property Leases”), except that Borrower may enter into and maintain obligations under Personal Property Leases, which when added to Indebtedness permitted under Section 6.1(g), do not exceed $100,000 in aggregate debt service, lease or similar installment payments coming due in the rolling 12-month period succeeding any date of determination.

6.16          Anti-Corruption Laws.

(a)   Take any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws.

(b)   Directly or indirectly, offer, pay, give, promise or authorize the payment of any money, gift, or anything of value to any person acting in an official capacity for any government department, agency, or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidates for political office, in each case, to the extent such action would violate applicable anti-corruption laws.
6.17   Amendments to Material Documents.  Amend, modify or waive, or permit and Subsidiary to amend, modify or waive, any of Borrower’s rights (a) in any manner that is adverse in any material respect to the interests of Lender or Borrower or any of its Subsidiaries under its organizational documents, or (b) under any Material Contract, which could reasonably be expected to have a Material Adverse Effect.

ARTICLE 7 ‑ EVENTS OF DEFAULT

7.1  Events of Default; Acceleration.  Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loan shall be suspended.  The occurrence of any of the following (each, an “Event of Default”) that has not been cured within any applicable cure period or waived by Lender shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of Basic Interest and principal, as well as any other Obligations and amounts owing under any Loan Documents, immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:

(a)  Borrower shall fail to pay any principal or interest under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

(b)  Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

(c)   (i) Borrower shall fail to pay its debts generally as they become due; or (ii) Borrower shall commence any Insolvency Proceeding with respect to itself, an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within forty five (45) days; or (iii) the dissolution, winding up, or termination of the business or cessation of operations of Borrower (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower pursuant to the provisions of Borrower’s charter documents); or (iv) Borrower shall take any action for the purpose of effecting, approving, or consenting to any of the foregoing.

(d)  Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving Indebtedness (other than the Loans and other Indebtedness evidenced by the Loan Documents) owed to Lender or to any Person in an amount in excess of the Threshold Amount.

(e)  Any governmental or regulatory authority shall take any judicial or administrative action against Borrower or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, in each case, which could reasonably be expected to have a Material Adverse Effect.

(f)  Except as permitted by Section 6.5, any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower, including without limitation to any trust or similar entity, shall occur.

(g)          Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against Borrower which remain unsatisfied, unvacated or unstayed pending appeal for thirty (30) or more days after entry thereof.

(h)          Borrower shall fail to perform or observe any covenant contained in Article 6 of this Agreement.

(i)          Borrower shall fail to perform or observe any covenant contained in Article 5 or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within 30 days after the sooner to occur of Borrower’s receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of Borrower; provided, however that if such breach is not capable of being cured within such 30-day period and Borrower timely notifies Lender of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower’s notice but in no event more than 90 days from the initial breach; provided, further, that such additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.
7.2 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document.  The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

7.3  Sale of Collateral.  Upon the occurrence and during the continuance of an Event of Default, Lender may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem commercially reasonable.  To the extent permitted by law, Borrower hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time.  Any such public or private sales shall be held at such times and at such place(s) as Lender may determine.  In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold.  Lender may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction.  Without limiting the generality of the foregoing, if an Event of Default is in existence,

(1) Subject to the rights of any third parties, Lender may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its sole discretion determine;

(2)  Lender may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and Borrower hereby releases Lender from, and agrees to hold Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Lender’s gross negligence, bad faith or willful misconduct; and

(3)  Upon request by Lender, Borrower will execute and deliver to Lender a power of attorney, in form and substance reasonably satisfactory to Lender for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark.  In the event of any such disposition pursuant to this clause 3, Borrower shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Lender.

(4)   If, at any time when Lender shall determine to exercise its right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Lender may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event, Lender in its discretion may (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof.  In addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:
(A)   as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(B)    as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;

(C)     as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Borrower or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and

(D)     as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(5)  Borrower recognizes that Lender may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above.  Borrower also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  Lender shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Borrower and/or the Subsidiary would agree to do so.

7.4       Borrower’s Obligations upon Default.  Upon the request of Lender after the occurrence and during the continuance of an Event of Default, Borrower will:

(a)   Assemble and make available to Lender the Collateral at such place(s) as Lender shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

(b)  Subject to the rights of any lessor, permit Lender, by Lender’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Lender for rent or other compensation for the use of Borrower’s premises.

ARTICLE 8 ‑ SPECIAL COLLATERAL PROVISIONS

8.1 Compromise and Collection. Borrower and Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment.  Borrower hereby authorizes Lender, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Lender shall negotiate with the obligor, or abandon any Right to Payment.  Any such action by Lender shall be considered commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action.

8.2 Performance of Borrower’s Obligations.  Without having any obligation to do so, upon the occurrence and during the continuance of an Event of Default and following reasonable prior notice to Borrower, Lender may perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral.  In so performing or paying, Lender shall determine the action to be taken and the amount necessary to discharge such obligations.  Borrower shall reimburse Lender on demand for any amounts paid by Lender pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.
8.3   Power of Attorney. For the purpose of protecting and preserving the Collateral and Lender’s rights under this Agreement, Borrower hereby irrevocably appoints Lender, with full power of substitution, as its attorney‑in‑fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as Borrower might use; to enter Borrower’s premises; to give notice of Lender’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in Borrower’s name any financing statements, financing statement amendments and continuation statements  necessary or desirable to perfect or continue the perfection of Lender’s security interests in the Collateral.  Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue of this appointment.

8.4  Authorization for Lender to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable.  The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers.  Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Lender or any of its directors, officers, employees, agents or representatives be responsible to Borrower for any act or failure to act, except for gross negligence, bad faith or willful misconduct.  After the occurrence and during the continuance of an Event of Default, Lender may exercise this power of attorney without notice to or assent of Borrower, in the name of Borrower, or in Lender’s own name, from time to time in Lender’s sole discretion and at Borrower’s expense.  To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Lender may:

(a)  Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

(b)  Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

(c)  Use or operate Collateral or any other property of Borrower for the purpose of preserving or liquidating Collateral.

(d)  File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Lender for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

(e)  Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Lender for the purpose of protecting or collecting the Collateral.  In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Lender may apply for the appointment of a receiver or similar official to operate Borrower’s business.

(f)   Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Lender’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.

8.5  Application of Proceeds. Any Proceeds and other monies or property received by Lender pursuant to the terms of this Agreement or any Loan Document may be applied by Lender first to the payment of expenses of collection, including without limitation reasonable attorneys’ fees, and then to the payment of the Obligations in such order of application as Lender may elect.

8.6   Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Lender, then Borrower shall be liable for any such deficiency.

8.7  Lender Transfer. Upon the transfer of all or any part of the Obligations, Lender may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Lender shall retain all rights and powers hereby given.
8.8     Lender’s Duties.

(a)   Lender shall use reasonable care in the custody and preservation of any Collateral in its possession.  Without limitation on other conduct which may be considered the exercise of reasonable care, Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral.  Under no circumstances shall Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Lender.

(b)  Lender may at any time deliver the Collateral or any part thereof to Borrower and the receipt of Borrower shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

(c)  Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender.

8.9   Termination of Security Interests. Upon any disposition of Collateral that is permitted under this Agreement, the security interest in such Collateral granted hereby shall automatically terminate and all rights to such Collateral shall revert to Borrower, and upon Payment in Full, all security interests granted hereby shall terminate and all rights to the Collateral shall revert to Borrower and all Loan Documents (other than the Warrants) shall automatically terminate.  Upon any such termination, Lender shall, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

ARTICLE 9 ‑ GENERAL PROVISIONS

9.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, or by electronic mail to the other party’s or parties’ addresses shown on the Supplement, or in the case of Borrower, the address of its chief executive office shown in the Supplement.  Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party.  Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; if by facsimile, on the date of transmission; and if by electronic mail, on the date the recipient of such electronic mail replies to the sender and confirms that the recipient received said electronic mail.

9.2  Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower’s rights or obligations under any Loan Document.  Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations under the Loan Documents, subject, so long as no Event of Default has occurred and is continuing, to the prior written consent of Borrower, which shall not be unreasonably withheld.  Lender shall maintain a register for the recordation of the names and addresses of any Persons owning an interest in any Loan or Commitment, including the principal amounts of (and stated interest on) the Loans owing to any such Persons pursuant to the terms hereof from time to time, and, in order for such sale, assignment, transfer, negotiation or grant of participation to become effective, shall amend such register to reflect any sale, assignment, transfer, negotiation or grant of participation otherwise properly affected pursuant to this Section 9.2.  In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, Borrower, or its business, provided that any Person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms no less favorable to Borrower than are set forth in Section 9.13 hereof. It is the intention of the parties that, as a “venture capital operating company,” each of WTI Fund X, LLC (the parent and sole owner of Fund 10), and WTI Fund XI, LLC (the parent and sole owner of Fund 11) (together, “LLC”), shall have the benefit of, and the power to independently exercise, those “management rights” provided to Lender in Section 5.3.  To that end, the references to Lender in Sections 4.2(f), 5.1, 5.2, 5.3 and 5.9(a) hereof shall include LLC, and LLC shall have the right to exercise the advisory, inspection, information and other rights given to Lender under those Sections independently of Lender.  No amendment or modification of this Agreement shall alter or diminish LLC’s rights under the preceding sentence without the consent of LLC.
9.3  No Waiver. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing.  No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document.  No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege.  Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless Lender agrees otherwise in writing.

9.4 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

9.5 Unenforceable Provisions. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

9.6 Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

9.7  Indemnification; Exculpation. Borrower shall pay and protect, defend and indemnify Lender and Lender’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys’ fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between Borrower and a third party,  or (iii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender’s or any Agent’s gross negligence, bad faith or willful misconduct or to any taxes, other than taxes that represent claims, actions, proceedings, liabilities, damages, losses, or expenses arising in connection with any non-tax claim.  This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lender.

9.8  Reimbursement. Borrower shall reimburse Lender for all reasonable, out-of-pocket costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, in each case, with respect to the Loan Documents or (e) the protection, preservation or enforcement of any rights of Lender under the Loan Documents.  For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following:  (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.  All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the Default Rate.
9.9  Execution in Counterparts; Electronic Signatures. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  This Agreement and each of the other Loan Documents may be executed by electronic signatures.  Borrower and Lender expressly agree to conduct the transactions contemplated by this Agreement and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Agreement and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents).  Delivery of an executed signature page to this Agreement and each of the other Loan Documents by facsimile or other electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

9.10  Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof.  This Agreement may be amended only in a writing signed by Borrower and Lender.

9.11  Governing Law and Jurisdiction.

(a)  THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

(b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  BORROWER AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

9.12  Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  BORROWER AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
9.13   Confidentiality. Lender agrees to hold in confidence all confidential information that it receives from Borrower and its Subsidiaries pursuant to the Loan Documents, except for disclosure as shall be reasonably required: (a) to legal counsel and accountants for Lender; (b) to other professional advisors to Lender; (c) to regulatory officials having jurisdiction over Lender to the extent required by law; (d) to Lender’s investors and prospective investors, and in Lender’s SEC filings; (e) as required by law or legal process or in connection with any legal proceeding to which Lender and Borrower are adverse parties; (f) in connection with a disposition or proposed disposition of any or all of Lender’s rights hereunder; (g) to Lender’s subsidiaries or Affiliates in connection with their business with Borrower (subject to the same confidentiality obligation set forth herein); (h) as required by valid order of a court of competent jurisdiction, administrative agency or governmental body, or by any applicable law, rule, regulation, subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards,  including in connection with any judicial or other proceeding involving Lender relating to this Agreement and the transactions contemplated hereby; and (i) as required in connection with Lender’s examination or audit.  For purposes of this section, Lender and Borrower agree that “confidential information” shall mean any information regarding or relating to Borrower and its Subsidiaries other than: (i) information which is or becomes generally available to the public other than as result of a disclosure by Lender in violation of this section, (ii) information which becomes available to Lender from any other source (other than Borrower and Subsidiaries) which Lender does not know is bound by a confidentiality agreement with respect to the information made available, and (iii) information that Lender knows on a non-confidential basis prior to Borrower or its Subsidiary disclosing it to Lender.  In addition, Borrower agrees that Lender may use Borrower’s name, logo and/or trademark in connection with certain promotional materials that Lender may disseminate to the public, including, but are not limited to, brochures, internet website, press releases and any other materials relating to the fact that Lender has a financing relationship with Borrower.

9.14.  Original Issue Discount Legend. THE LOANS HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS MAY BE OBTAINED BY WRITING TO BORROWER AT 6900 TAVISTOCK LAKES BLVD., SUITE 400, ORLANDO, FLORIDA 32827.

ARTICLE 10 ‑ DEFINITIONS

The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

“Accelsius” means Accelsius Holdings LLC, a Delaware limited liability company.

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“AeroFlexx” means AeroFlexx, LLC, a Delaware limited liability company.

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower.  “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that the ESG Fund shall be deemed not to be an Affiliate of Borrower.
“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Basic Interest” means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by Lender.

“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“CFC” means a controlled foreign corporation within the meaning of Section 957(a) of the Internal Revenue Code.

“Change of Control” means:  (a) any sale, license, or other disposition of all or substantially all of the assets of Borrower; (b) any reorganization, consolidation, division, merger or other transaction involving Borrower; or (c) any transaction or series of related transactions in which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, the power to control the management of Borrower, or to control the equity interests of Borrower entitled to vote for members of the Board of Directors or equivalent governing body of Borrower on a fully-diluted basis representing 50% or more of the combined voting power of all equity interests of Borrower.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement.

“Collateral” means all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing the term “Collateral” shall not include:  (i) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any entity that is a CFC or in any entity substantially all of the assets of which consist of the equity interests of one or more CFCs, provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of any such entity; (ii) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law or where a security interest therein would impair the validity or enforceability or otherwise cause the invalidation or abandonment of such trademark; (iii) any contract, Instrument or Chattel Paper, or any property subject to any contract, Instrument or Chattel Paper, in which Borrower has any right, title or interest if and to the extent such contract, Instrument or Chattel Paper includes a provision containing a restriction such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another Person to such contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (A) such prohibition has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such contract, Instrument, Chattel Paper or property, or (B) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, Instrument, Chattel Paper or property as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Lender’s unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such contract, Instrument or Chattel Paper and in any such monies and other proceeds of such contract, Instrument, Chattel Paper or property; (iv) any equity interests in PureCycle, (v) all motor vehicles and other assets subject to certificates of title or ownership; (vi) pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party), rule or regulation except to the extent such prohibition is expressly deemed ineffective under applicable law (including the UCC); and (vii) all property with respect to which Lender and Borrower reasonably agree in writing that the costs of obtaining or perfecting security interests therein are excessive in relation to the value of the security to be afforded thereby.
“Commitment” means the obligation of Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest:  (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” means eighteen percent (18%) per annum.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Dollars” or “$” means lawful currency of the United States.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“ESG Fund” means Innventure ESG Fund I, L.P., a Delaware limited partnership.

“Event of Default” means any event described in Section 7.1.

“First Borrowing Date” means the first Borrowing Date to occur.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors.  Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.
“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other items of, and rights to, Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Holdco” is defined in Section 6.4 hereof.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent:  (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) [reserved]; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations under any monthly recurring revenue facilities, receivables factoring, receivable sales, inventory financing, or similar transactions (including all obligations to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement with respect to assets previously sold) and all obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (ix) net obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Innventure GP” means Innventure GP LLC, a Delaware limited liability company.

“Innventure Management” means Innventure Management Services, LLC, a Delaware limited liability company.

“Innventure Merger” is defined in Section 6.4 hereof.

“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding‑up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Intellectual Property” means all of Borrower’s Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by Borrower in favor of Lender, as the same may be amended, supplemented, or restated from time to time.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Learn CW” means Learn CW Investment Corporation, a Cayman Islands exempted company with limited liability.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” means an extension of credit by Lender under this Agreement.

“Loan Documents” means, individually and collectively, this Loan and Security Agreement, each Supplement, each Note, the Intellectual Property Security Agreement, and any other security or pledge agreement(s), and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement (excluding the Warrants and any other warrant instruments issued by Borrower to Lender).

“Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

“Material Contract” shall mean, with respect to any Person, (i) each contract or agreement to which such Person is a party involving aggregate consideration payable to or by such Person of $2,000,000 or more (other than purchase orders in the ordinary course of the business of such Person and other than contracts that by their terms may be terminated by such Person in the ordinary course of its business upon less than 60 days’ notice without penalty or premium), and (ii) all other contracts or agreements to which such Person is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A”, executed by Borrower evidencing each Loan.
“Obligations” means all debts, obligations and liabilities of Borrower to Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by Lender in connection with the collection and enforcement thereof as provided for in any Loan Document.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Payment in Full” means the payment in full in cash of all outstanding Obligations (other than contingent indemnification obligations for which no claim has been made, other obligations expressly stated to survive the payment and termination of this Agreement or any other Loan Document and, for the avoidance of doubt, any obligations with respect to the Warrants) provided that Lender has no further obligations under its Commitment at such time.

“Permitted Lien” means:

(a) involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;

(b)  Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

(c)  security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;

(d)  Liens in favor of Lender;

(e)   bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business as long as, to the extent required by Section 6.11, an account control agreement  (or equivalent) for each account in which such deposits are held in a form acceptable to Lender has been executed and delivered to Lender;

(f)   materialmen’s, mechanics’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

(g)  any judgment, attachment or similar Lien that does not constitute an Event of Default under Section 7.1(g);

(h)  licenses or sublicenses of Intellectual Property in accordance with the terms of Section 6.5 hereof;

(i)   Liens securing Subordinated Debt and the Indebtedness permitted under Section 6.1(f) hereof;

(j)  Liens which have been approved by Lender in writing prior to the Closing Date, as shown on Schedule 6.2 hereto; and

(k)  additional Liens securing obligations in an aggregate outstanding amount at any time not to exceed $50,000.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means the plan provided by Borrower to Lender prior to the Closing Date and attached hereto as Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time by Borrower with Lender’s prior written consent, which shall not be unreasonably withheld.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“PureCycle” means PureCycle Technologies, Inc., a Delaware corporation.

“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Records” means all Borrower’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.

“Related Person” means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate, in each case, other than a Subsidiary.

“Rights to Payment” means all Borrower’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means this Loan and Security Agreement, the Supplement hereto, the Intellectual Property Security Agreement, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Lender’s Liens on the Collateral.

“Shares” means: (a) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Subsidiary that is not a CFC, and (b) sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a CFC. For the avoidance of doubt, the term “Shares” includes, without limitation, Borrower’s ownership interest in Accelsius and AeroFlexx, as well as Borrower’s ownership interest in any acquired or created Subsidiary after the Closing Date.

“Subordinated Debt” means Indebtedness (i) approved by Lender; and (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Lender and to the prior payment to Lender of the Obligations, either (A) pursuant to a written subordination agreement approved by Lender in its sole but reasonable discretion or (B) on terms otherwise approved by Lender in its sole but reasonable discretion.

“Subsidiary” means any Person (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held or (ii) that is, as of such date, otherwise controlled, by the Borrower and/or one or more Subsidiaries of the Borrower; provided that (i) AeroFlexx shall be deemed to be a Subsidiary and (ii) the ESG Fund shall be deemed not to be a Subsidiary.
“Supplement” means that certain supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into between Borrower and Lender, as the same may be amended or restated from time to time.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Termination Date” has the meaning specified in the Supplement.

“Threshold Amount” has the meaning specified in the Supplement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, company names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“Transactions” is defined in Section 6.4 hereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.  Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

“Warrants” has the meaning specified in the Supplement.

[Signature page follows]

[Signature page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

INNVENTURE LLC

By:	/s/ Suzanne Niemeyer
Name: Suzanne Niemeyer
Title: General Counsel

LENDER:

WTI FUND X, INC.

By:	/s/ David Wanek
Name: David Wanek
Title: President and CEO

LENDER:

WTI FUND XI, INC.

By:	/s/ David Wanek
Name: David Wanek
Title: President and CEO

Exhibit 10.2

SUPPLEMENT
to the
Loan and Security Agreement
dated as of October 22, 2024
between
Innventure LLC (“Borrower”)
and
WTI Fund X, Inc. (“Fund 10”)
and
WTI Fund XI, Inc. (“Fund 11”)
(each of Fund 10 and Fund 11, as “Lender”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of October 22, 2024 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and between Borrower and each Lender.  All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement.  In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

The parties are entering into this single Supplement to the Loan and Security Agreement for convenience, and this Supplement is and shall be interpreted for all purposes as separate and distinct agreements between Borrower and Fund 10, on the one hand, and Borrower and Fund 11, on the other hand, and nothing in this Supplement shall be deemed a joint venture, partnership or other association between Fund 10 and Fund 11. Each reference in this Supplement to “Lender” shall mean and refer to each of Fund 10 and Fund 11, singly and independent of one another. Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under the Loan and Security Agreement, as supplemented hereby, are several and not joint obligations of Fund 10 and Fund 11, and all rights and remedies of “Lender” under the Loan and Security Agreement, as supplemented hereby, may be exercised by Fund 10 and/or Fund 11 independently of one another.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1 – Additional Definitions:

“Commitment” means, as the context may require, the Fund 10 Commitment or the Fund 11 Commitment.  Each Lender’s Commitment is several and not joint with the Commitment of the other Lender.

“Designated Rate” means a fixed rate of interest per annum equal to the Prime Rate as published on the Business Day on which each Lender prepares the Note for each corresponding Growth Capital Loan, plus five percent (5.00%); provided, however, that in no event shall the Designated Rate for such Loan be less than thirteen and one-half of one percent (13.50%).

“Fund 10 Commitment” means Fund 10’s commitment to make Growth Capital Loans to Borrower up to the aggregate, original principal amount of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000), subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement. The Fund 10 Commitment shall be divided into three (3) tranches in the following amounts:  (a) Fifteen Million Dollars ($15,000,000), which shall be referred to herein as the “First Tranche” of the Fund 10 Commitment; (b) Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000), which shall be referred to herein as the “Second Tranche” of the Fund 10 Commitment; and (c) Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000), which shall be referred to herein as the “Third Tranche” of the Fund 10 Commitment.

“Fund 11 Commitment” means Fund 11’s commitment to make Growth Capital Loans to Borrower up to the aggregate, original principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000), subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement. The Fund 11 Commitment shall be divided into three (3) tranches in the following amounts:  (a) Five Million Dollars ($5,000,000), which shall be referred to herein as the “First Tranche” of the Fund 11 Commitment; (b) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), which shall be referred to herein as the “Second Tranche” of the Fund 11 Commitment; and (c) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), which shall be referred to herein as the “Third Tranche” of the Fund 11 Commitment.

“Growth Capital Loan” means each Loan requested by Borrower and funded by each Lender under its Commitment for general corporate purposes of Borrower, unrestricted, including down streaming the proceeds of such Loan to Subsidiaries in accordance with the Loan and Security Agreement.

“Holdco” is defined in the Loan and Security Agreement.

“Innventure Merger” is defined in the Loan and Security Agreement.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Plan” is defined in the Loan and Security Agreement.

“Prime Rate” means the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper (or at https://www.wsj.com/market-data/bonds/moneyrates).

“Termination Date” means the earlier of: (a) the date each Lender may terminate making Growth Capital Loans or extending other credit pursuant to the rights of such Lender under Article 7 of the Loan and Security Agreement; (b)(i) with respect to the First Tranche of Fund 10 Commitment and the First Tranche of Fund 11 Commitment, November 15, 2024, (ii) with respect to the Second Tranche of Fund 10 Commitment and the Second Tranche of Fund 11 Commitment, November 30, 2024, and (iii) with respect to the Third Tranche of Fund 10 Commitment and the Third Tranche of Fund 11 Commitment, January 31, 2025; provided, however, that up to Five Million Six Hundred Twenty Five Thousand Dollars ($5,625,000) of the Fund 10 Commitment and One Million Eight Hundred Seventy Five Thousand Dollars ($1,875,000) of the Fund 11 Commitment shall be available until March 31, 2025.

“Threshold Amount” means Five Hundred Thousand Dollars ($500,000).

“Transactions” is defined in the Loan and Security Agreement.

“Warrants” is defined in Part 2, Section 3(b) hereof.

Part 2 –  Additional Covenants and Conditions:

1.             Growth Capital Loan Facility.

 (a)       Funding of Growth Capital Loans under the First Tranche; Additional Conditions Precedent. Subject to the satisfaction of the applicable terms and conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, which each Lender shall confirm as to whether such conditions have been met upon receipt of Borrower’s request for funding, such Lender agrees to make a Growth Capital Loan to Borrower under the First Tranche of such Lender’s Commitment after the Closing Date up to and including the applicable Termination Date in an original principal amount up to, but not exceeding, the First Tranche of such Lender’s Commitment.

 (b)       Funding of Growth Capital Loans under Second Tranche; Additional Conditions Precedent. In addition to the satisfaction of all of the other applicable terms and conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, each Lender’s obligation to fund the Growth Capital Loan under the Second Tranche of such Lender’s Commitment is subject to:  (i) receipt by such Lender of evidence satisfactory to it, as determined by such Lender in its reasonable judgment, that (A) each of Borrower, AeroFlexx and Accelsius has achieved at least 85% of its respective Net Revenue and EBITDA plan (as determined on an individual basis) during the period commencing on January 1, 2024 and ending on the last day of the month immediately preceding the Borrowing Date, and (B) each of Borrower, AeroFlexx and Accelsius has not expended more than 105% of its respective forecasted cash burn (as determined on an individual basis) during the same period, in each case, as set forth in the Plan; and (ii) a review by such Lender, to its reasonable satisfaction, of Borrower’s forward-looking plan for the immediately succeeding 12 month period relative to the Plan, commercial outlook and pipeline (the “Second Tranche Additional Conditions Precedent”). Subject to the satisfaction of the Second Tranche Additional Conditions Precedent and the other applicable terms and conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, each Lender agrees to make a Growth Capital Loan to Borrower under the Second Tranche of such Lender’s Commitment after November 1, 2024 up to and including the applicable Termination Date in an original principal amount up to, but not exceeding, the Second Tranche of such Lender’s Commitment.

 (c)         Funding of Growth Capital Loans under Third Tranche; Additional Conditions Precedent. In addition to the satisfaction of all of the other applicable terms and conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, each Lender’s obligation to fund each Growth Capital Loan under the Third Tranche of such Lender’s Commitment is subject to:  (i) receipt by such Lender of evidence satisfactory to it, as determined by such Lender in its reasonable judgment, that (A) each of Borrower, AeroFlexx and Accelsius has achieved at least 85% of its respective Net Revenue and EBITDA plan (as determined on an individual basis) during the period commencing on January 1, 2024 and ending on December 31, 2024, and (B) each of Borrower, AeroFlexx and Accelsius has not expended more than 105% of its respective forecasted cash burn (as determined on an individual basis) during the same period, in each case, as set forth in the Plan; and (ii) a review by such Lender, to its reasonable satisfaction, of Borrower’s forward-looking plan for the immediately succeeding 12 month period relative to the Plan, commercial outlook and pipeline (the “Second Tranche Additional Conditions Precedent”). Subject to the satisfaction of the Third Tranche Additional Conditions Precedent and the other applicable terms and conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, each Lender agrees to make Growth Capital Loans to Borrower under the Third Tranche of such Lender’s Commitment after December 31, 2024 up to and including the applicable Termination Date in an aggregate, original principal amount up to, but not exceeding, the then-unfunded portion of the Third Tranche of such Lender’s Commitment.

 (d)       Minimum Funding Amount; Maximum Number of Borrowing Requests; Use of Proceeds. The Growth Capital Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate original principal amount of One Million Dollars ($1,000,000) (to be allocated between Lenders 75% to Fund 10 and 25% to Fund 11). Borrower shall not submit a Borrowing Request more frequently than one time per month. Borrower acknowledges and agrees that the proceeds of the Growth Capital Loans shall be used for general corporate purposes of Borrower, unrestricted, including down streaming the proceeds of such Loan to Subsidiaries in accordance with the Loan and Security Agreement. Borrower and Lender agree that in the event that no Growth Capital Loans are made on or prior to the last applicable Termination Date, that obligations in this Supplement and in the Loan and Security Agreement that are to remain in effect until Payment in Full shall terminate on the day after the last applicable Termination Date.

  (e)       Repayment of Growth Capital Loans – First Tranche. Principal of, and interest on, each Growth Capital Loan advanced to Borrower by each Lender under the First Tranche of such Lender’s Commitment shall be payable as set forth in the Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A-1”), which Note shall provide substantially as follows:  principal and interest at the Designated Rate shall be fully amortized over a period of thirty (30) months in equal, monthly installments, commencing after an initial 12-month period of interest-only monthly payments at the Designated Rate.  In particular:

On the Borrowing Date, Borrower will prepay interest at the Designated Rate calculated in arrears, on the Loan amount, for the period from the Borrowing Date through the last day of the month in which the borrowing occurs.

On the first day of the month following the Borrowing Date, Borrower will not make a payment on the Loan.

On the first day of the second month following the Borrowing Date, and continuing for X1 months, Borrower will pay interest-only, at the Designated Rate calculated in arrears, on the outstanding principal balance of the Loan.

On the first day of each consecutive calendar month thereafter, Borrower shall pay to each Lender, principal, plus interest at the Designated Rate calculated in arrears, to fully amortize the Loan in thirty (30) equal consecutive installments.

 (f)       Repayment of Growth Capital Loans – Second Tranche and Third Tranche. Principal of, and interest on, each Growth Capital Loan advanced to Borrower by each Lender under the Second Tranche and the Third Tranche of such Lender’s Commitment shall be payable as set forth in the Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A-2”), which Note shall provide substantially as follows:  principal and interest at the Designated Rate shall be fully amortized over a period of thirty (30) months in equal, monthly installments, commencing after an initial 6-month period of interest-only monthly payments at the Designated Rate.  In particular:

On the Borrowing Date, Borrower will prepay interest at the Designated Rate calculated in arrears, on the Loan amount, for the period from the Borrowing Date through the last day of the month in which the borrowing occurs.

On the first day of the month following the Borrowing Date, Borrower will not make a payment on the Loan.

On the first day of the second month following the Borrowing Date, and continuing for X2 months, Borrower will pay interest-only, at the Designated Rate calculated in arrears, on the outstanding principal balance of the Loan.

On the first day of each consecutive calendar month thereafter, Borrower shall pay to each Lender, principal, plus interest at the Designated Rate calculated in arrears, to fully amortize the Loan in thirty (30) equal consecutive installments.

2.             Prepayment. The Growth Capital Loans may be prepaid as provided in this Section 2 only. Borrower may prepay all, but not less than all, of the Growth Capital Loans in whole, but not in part, at any time by tendering to each Lender a cash payment in respect of such Lender’s Loans in an amount determined by such Lender equal to the sum of:  (i) the accrued and unpaid interest on such Lender’s Loans as of the date of prepayment; (ii) the outstanding principal balances of such Lender’s Loans as of the date of prepayment; and (iii) an amount equal to the undiscounted, total amount of all scheduled but unpaid payments of interest that would have accrued and been payable from the date of prepayment through the latest repayment dates set forth in the payment schedules attached to the Notes evidencing such Lender’s Loans had they remained outstanding and been paid in accordance with the terms of such Lender’s Notes.

1 If the Borrowing Date is the first of the month, X will be 11 because Borrower will prepay the first full interest-only payment at the time of borrowing, but if the Borrowing Date is any other day of the month, then X will be 12.
2 If the Borrowing Date is the first of the month, X will be 5 because Borrower will prepay the first full interest-only payment at the time of borrowing, but if the Borrowing Date is any other day of the month, then X will be 6.

3.             Issuance of Warrants.

 (a)       Fund 10 Warrant. As additional consideration for the making of its Commitment, Fund 10 has earned and is entitled to receive on the Closing Date, a warrant instrument issued by Holdco (the “Fund 10 Warrant”).

 (b)       Fund 11 Warrant. As additional consideration for the making of its Commitment, Fund 11 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Holdco (the “Fund 11 Warrant” and sometimes referred to herein with the Fund 10 Warrant, individually, as a “Warrant” and together, as the “Warrants”).

 (c)       General. The Warrants shall be in form and substance reasonably satisfactory to each Lender and Borrower. Borrower acknowledges that Fund 10 has assigned its rights to receive the Fund 10 Warrant to its parent, WTI Fund X, LLC (“LLC10”), and that Fund 11 has assigned its rights to receive the Fund 11 Warrant to its parent, WTI Fund XI, LLC (“LLC11”). In connection therewith, Holdco shall issue the Warrants directly to LLC10 and LLC11, as applicable. Upon request of Borrower, each Lender shall furnish to Borrower a copy of the agreement in which such Lender assigned such Lender’s rights to receive its Warrant to its parent.

 (d)       Right to Exchange Warrants. As a material inducement to each Lender’s making of its Commitment and entering into the Loan Documents, Borrower irrevocably agrees that, notwithstanding anything to the contrary in the Warrants, upon the occurrence of a Liquidity Event (as such term is defined in the Warrants) or at any time from and after the date which is four (4) years after the Closing Date, whichever occurs first, Fund 10 shall have the option to exchange the Fund 10 Warrant for the Fund 10 Warrant Payment (hereinafter defined) and Fund 11 shall have the option to exchange the Fund 11 Warrant for the Fund 11 Warrant Payment (hereinafter defined). “Fund 10 Warrant Payment” means Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000), subject to ratable reduction to the extent the Fund 10 Warrant is partially exercised. “Fund 11 Warrant Payment” means Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), subject to ratable reduction to the extent the Fund 11 Warrant is partially exercised. Each of the Fund 10 Warrant Payment and the Fund 11 Warrant Payment shall be payable by Borrower or Holdco in cash and shall be paid by Borrower or Holdco (or Holdco shall cause the survivor of such Liquidity Event to make such payments) by wire transfer on the date of consummation of such Liquidity Event or within two (2) Business Days of the date such Lender elected to exchange its Warrant pursuant to this Section 3(d). Borrower and each Lender acknowledge and agree that as long as any Loan funded hereunder remains unpaid, each of Fund 10’s right to receive the Fund 10 Warrant Payment and Fund 11’s right to receive the Fund 11 Warrant Payment shall be and constitute one of the Obligations secured by the Collateral for purposes of the Loan and Security Agreement and the other Loan Documents; provided, however, that after such Loans have been repaid and such Lender has no further obligation to extend Loans to Borrower under such Lender’s Commitment, Fund 10’s right to receive the Fund 10 Warrant Payment and Fund 11’s right to receive the Fund 11 Warrant Payment shall become unsecured obligations. Borrower and each Lender further acknowledge and agree that Fund 10’s right to receive the Fund 10 Warrant Payment and Fund 11’s right to receive the Fund 11 Warrant Payment shall be paid by Borrower or Holdco prior to (or, in the case of any pari passu obligations, substantially simultaneously with) any payments to Borrower’s or Holdco’s stockholders (other than each Lender in respect of its Loan(s) and any payments permitted by Section 6.3 of the Loan Agreement,), and Fund 10’s right to receive the Fund 10 Warrant Payment and Fund 11’s right to receive the Fund 11 Warrant Payment shall survive (on an unsecured basis) the payment and satisfaction of all of Borrower’s Obligations and the termination of the Loan Documents. Borrower acknowledges that Fund 10 may assign its right to receive the Fund 10 Warrant Payment to LLC10 and Fund 11 may assign its right to receive the Fund 11 Warrant Payment to LLC11. If such assignments are made then the Fund 10 Warrant Payment shall be made to LLC10 and the Fund 11 Warrant Payment shall be made to LLC11. Upon request, each Lender shall furnish to Borrower a copy of the agreement, if any, in which such Lender assigned its rights to receive its warrant payment to its parent. For the avoidance of doubt, the consummation of the Transactions, including the Innventure Merger, shall not be deemed to be a Liquidity Event.

4.            Documentation Fee Payment. On the Closing Date, Borrower shall make a payment to (a) Fund 10 in an amount equal to $33,750 and (b) Fund 11 in an amount equal to $11,250 (i.e., $45,000 in the aggregate (each, a “Documentation Fee” and together, the “Documentation Fees”)), which payment shall be deemed to fully reimburse such Lender pursuant to Section 9.8(a) of the Loan and Security Agreement for (i) its attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and (ii) such Lender’s costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens. Borrower and each Lender acknowledge and agree that such Lender’s Documentation Fee will be debited on the Closing Date from the Primary Operating Account through an ACH transfer initiated by such Lender. In addition, if such Lender’s Documentation Fee is not paid to such Lender in accordance with the terms of the preceding sentence then such Lender shall have the right to debit its Documentation Fee at any time from the Primary Operating Account through an ACH transfer.

5.             Borrower’s Primary Operating Account and Wire Transfer Instructions:

Institution Name:	[***]
Address:	[***] [***] [***]
ABA No. (for inbound wire transfers to Borrower from Lenders:	[***]
ABA No. (for outbound ACH transfers to Lenders from Borrower:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Owner of Account:	[***]
Account No.:	[***]
Account Name:	[***]

6.          Debits to Account for ACH Transfers. For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 5 above, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement. Borrower hereby agrees that the Growth Capital Loans will be advanced to the account specified above and regularly scheduled payments of principal and interest, as well as the Documentation Fees, will be automatically debited from the same account. Each Lender may rely on account information provided by Borrower in a wire transfer or other request without investigation and Borrower bears the entire risk of wire or other transfers to the wrong account because of incorrect account information provided by Borrower.

Part 3 –  Additional Representations:

Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

a)	Its chief executive office is located at: 6900 Tavistock Lakes Blvd., Suite 400, Orlando, FL 32827

b)	Its Equipment (if any) is located at: 6900 Tavistock Lakes Blvd., Suite 400, Orlando, FL 32827

c)	Its Inventory (if any) is located at: 6900 Tavistock Lakes Blvd., Suite 400, Orlando, FL 32827

d)	Its Records (if any) are located at: 6900 Tavistock Lakes Blvd., Suite 400, Orlando, FL 32827

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations: not applicable

f)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: (i) Innventure Management Services; and (ii) We-Innventure LLC

g)	Its state (of formation) company identification number is: 6342771

h)	Its U.S. federal tax identification number is: 82-0788676

i)
Including Borrower’s Primary Operating Account identified in Section 5 above, Borrower maintains the following Deposit Accounts and investment accounts (inclusive of accounts to which Section 6.11 of the Loan and Security Agreement does not apply):

Institution Name:	[***]
Address:	[***] [***] [***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Owner of Account:	[***]
Account No.:	[***]

Institution Name:	[***]
Address:	[***] [***] [***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Owner of Account:	[***]
Account No.:	[***]

Institution Name:	[***]
Address:	[***] [***] [***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Owner of Account:	[***]
Account No.:	[***]

Institution Name:	[***]
Address:	[***] [***] [***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Owner of Account:	[***]
Account No.:	[***]

Institution Name:	[***]
Address:	[***] [***] [***]
ABA No.:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Owner of Account:	[***]
Account No.:	[***]

Part 4 – Additional Loan Documents:

Form of Promissory Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”

[Remainder of this page intentionally left blank; signature pages follow]

[Signature page to Supplement to Loan and Security Agreement]

          IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

INNVENTURE LLC

	By:	/s/ Suzanne Niemeyer
Name: Suzanne Niemeyer
Title: General Counsel

Address for Notices:	6900 Tavistock Lakes Blvd., Suite 400
Orlando, FL 32827
Attn: Chief Executive Officer and General Counsel

Solely with respect to Part 2, Section 3 hereof:	HOLDCO:

INNVENTURE, INC.

	By:	/s/ Suzanne Niemeyer
Name: Suzanne Niemeyer
Title: General Counsel

Address for Notices:	6900 Tavistock Lakes Blvd., Suite 400
Orlando, FL 32827
Attn: Chief Executive Officer and General Counsel

[Signature page to Supplement to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

LENDER:

WTI FUND X, INC.

	By:	/s/ David Wanek
Name: David Wanek
Title: President and CEO

Address for Notices:	104 La Mesa Dr., Suite 102
Portola Valley, CA 94028
Attn: Chief Financial Officer
Fax # 650-234-4343
Phone # 650-234-4300

LENDER:

WTI FUND XI, INC.

	By:	/s/ David Wanek
Name: David Wanek
Title: President and CEO

Address for Notices:	104 La Mesa Dr., Suite 102
Portola Valley, CA 94028
Attn: Chief Financial Officer
Fax # 650-234-4343
Phone # 650-234-4300

Exhibit 99.1

Innventure, Inc. Announces Financing Agreements to Further Strengthen Balance Sheet

Enters $50 Million Secured Line of Credit with Western Technology Investment

Issues Approximately $11 Million of Series B Preferred Stock

ORLANDO, Fla. (October 23, 2024) – Innventure, Inc. (Nasdaq: INV) (“Innventure”), a technology commercialization platform, today announced two financing arrangements to bolster its capital position and provide additional operating flexibility.

The Company entered into a $50 million secured line of credit (the “Line of Credit”) with Western Technology Investment (“WTI”). The Company expects to draw on the Line of Credit in multiple installments through March 31, 2025, subject to the satisfaction of certain conditions and achievement of certain commercial milestones by certain dates.

Innventure also entered into investment agreements at the time of closing of the business combination the (“Business Combination”) with certain qualified investors for the issuance and sale of approximately $11 million of Series B Preferred Stock in a private placement of Series B Preferred Stock.  Proceeds from this offering augmented the $11.3 million of trust assets that were not redeemed in connection with the Business Combination.

“These financing agreements are a testament to Innventure’s differentiated business model and mark a significant milestone as a newly public company,” said Bill Haskell, CEO of Innventure. “The Line of Credit and private placement, together with our conditional $75 million Standby Equity Purchase Agreement with Yorkville, strengthen Innventure’s financial position and provide even greater opportunity to continue identifying, funding and commercializing transformative technologies.”

About Innventure
Innventure founds, funds, and operates companies with a focus on transformative, sustainable technology solutions acquired or licensed from multinational corporations. Innventure takes what it believes to be breakthrough technologies from early evaluation to scaled commercialization utilizing an approach designed to help mitigate risk as it builds disruptive companies it believes have the potential to achieve a target enterprise value of at least $1 billion. Innventure defines ‘‘disruptive’’ as innovations that have the ability to significantly change the way businesses, industries, markets and/or consumers operate.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business model, the financial condition and prospects of the Company. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “will,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Form S-4, which was filed in connection with the Business Combination and was declared effective by the Securities and Exchange Commission, and those discussed and identified in other public filings made with the Securities and Exchange Commission by the Company and the following: (a) expectations regarding the Company’s and the Innventure Companies’ (as defined below) strategies and future financial performance, including their future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses,  market trends, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives; (b) the implementation, market acceptance and success of the Company’s and the Innventure Companies’ business models and growth strategies; (c) the Company’s future capital requirements and sources and uses of cash; (d) the Company’s ability to meet the various conditions, including the available cash and performance targets, and access any of the installments draws under the Line of Credit; (e) the Company’s ability to meet the various conditions and satisfy the various limitations under the Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., including exchange caps, issuances and subscriptions based on trading volumes, to access the funds available under the SEPA; (f) that the Company will have sufficient capital following the completion of the Business Combination to operate as anticipated; (g) the Company’s ability to obtain funding for its operations and future growth; (h) developments and projections relating to the Company’s and the Innventure Companies’ competitors and industry; (i) the Innventure Companies’ ability to meet, and to continue to meet, applicable regulatory requirements for the use of their products and the numerous regulatory requirements generally applicable to their products and facilities; (j) the outcome of any legal proceedings that may be instituted against the Company in connection with the completion of the Business Combination; (k) the Company’s ability to find future opportunities to license or acquire breakthrough technology solutions from multinational corporations (“MNCs”) and to satisfy the requirements imposed by or to avoid disagreements with its current and future MNC partners; (l) the risk that the Company may be deemed an investment company under the Investment Company Act, which would impose burdensome compliance requirements and restrictions on its activities; (m) the Company’s ability to sufficiently protect the intellectual property rights of itself and its subsidiaries, and to avoid or resolve in a timely and cost-effective manner any disputes that may arise relating to its use of the intellectual property of third parties; (n) the risk of a cyber-attack or a failure of the Company’s information technology and data security infrastructure; (o) the ability to recognize the anticipated benefits of the Business Combination; (p) unexpected costs related to the Business Combination; (q) geopolitical risk and changes in applicable laws or regulations; (r) potential adverse effects of other economic, business, and/or competitive factors; and (s) operational risks related to the Company and its subsidiaries.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Media Contact: Laurie Steinberg, Solebury Strategic Communications
press@innventure.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investorrelations@innventure.com